Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-201841

Prospectus Supplement No. 5

to Prospectus dated February 26, 2015

2,500,000 Shares

Common Stock

This Prospectus Supplement No. 5 supplements and amends our prospectus dated February 26, 2015 (the “Prospectus”), relating to the sale, from time to time, of up to 2,500,000 shares of our common stock by Aspire Capital Fund, LLC.

This prospectus supplement is being filed to include the information set forth in our Current Report on Form 8-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2015. This prospectus supplement should be read in conjunction with the Prospectus and any amendments or supplements thereto, which are to be delivered with this prospectus supplement, and is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus, including any amendments or supplements thereto.

Our common stock trades on the NASDAQ Capital Market under the ticker symbol “REPH.” On May 12, 2015, the last reported sale price per share of our common stock was $9.55 per share.

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is May 13, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2015, Recro Pharma, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 12, 2015, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.2 to this Current Report on Form 8-K. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

99.1	Press release, dated May 12, 2015

99.2	Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name: Gerri A. Henwood
Title: Chief Executive Officer

Date: May 12, 2015

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release, dated May 12, 2015

99.2	Presentation Slides

Exhibit 99.1

Recro Pharma Reports First Quarter 2015 Financial Results

– Strengthened Company with Acquisition of Phase III-Ready IV/IM Meloxicam, Cash Flow Positive Manufacturing/Formulation Business from Alkermes –

– Encouraging Dex-IN Interim Analysis Results Support Continuation and Completion of On-Going Phase II Trial –

MALVERN, PA, May 12, 2015 – Recro Pharma, Inc. (Nasdaq: REPH), a specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain, today reported financial results for the first quarter ended March 31, 2015.

“With the acquisition of key assets from Alkermes, including the Phase III-ready IV/IM meloxicam, encouraging interim results from the on-going Dex-IN Phase II clinical trial and execution of an unused $10.0 million stock purchase agreement with Aspire Capital, we’ve had a very strong start to 2015 and are well-positioned for further growth and success,” said Gerri Henwood, Recro Pharma’s President and Chief Executive Officer. “The on-going Phase II Dex-IN trial is progressing well and we are on track to report top-line results mid-year 2015. Depending on the clinical success of Dex-IN, we look forward to the potential of moving two complementary acute pain products into Phase III by year end.”

First Quarter 2015 and Recent Highlights

•	Acquired assets from Alkermes: In April 2015, Recro Pharma completed its previously announced acquisition of assets from Alkermes and its affiliates including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor for moderate to severe acute pain, along with a cash flow positive contract manufacturing facility, royalty and formulation business. IV/IM meloxicam has demonstrated robust efficacy and good tolerability in multiple Phase II trials. The transaction was funded via a $50.0 million five-year senior secured term loan with an affiliate of OrbiMed. We believe this transformative acquisition diversifies Recro Pharma’s risk by adding a second, complementary acute pain product to the Company’s product pipeline as well as a revenue generating manufacturing business. We anticipate the facility adding scale and capability and may provide cash flow to fund development of the Company’s pipeline over time.

•	Announced Encouraging Results Supporting Continuation of the On-Going Phase II Dex-IN Clinical Trial: In April 2015, Recro Pharma announced that it had completed the prespecified interim analysis conducted on the Company’s Phase II, double-blind REC-14-013 trial of Dex-IN in patients following bunionectomy surgery. As a result of the interim analysis, the total enrollment for the trial was adjusted to approximately 170 patients, a decrease from the initial target enrollment of 200-250 patients. Recro Pharma believes the trial continues to be on track to report top-line data by mid-year 2015.

•	Executed Stock Purchase Agreement with Aspire Capital: In February 2015, Recro Pharma entered into a common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”). Under the agreement, Recro Pharma has the right to sell up to $10.0 million in shares of common stock to Aspire Capital, subject to certain terms and conditions over a two-year period. The agreement represents an additional method to provide the Company with increased capital and flexibility. This equity facility has not yet been utilized.

First Quarter 2015 Financial Results

For the first quarter of 2015, Recro Pharma reported a net loss applicable to common shareholders of $4.1 million, or $0.53 per share, compared to a net loss applicable to common shareholders of $6.4 million, or $3.67 per share, for the comparable period in 2014. The first quarter of 2014 includes accretion of the Company’s Series A redeemable convertible preferred stock and a deemed dividend on preferred stock and beneficial conversion expense for the conversion of the Company’s 8% convertible promissory notes upon the closing of the Company’s initial public offering in March 2014.

Research and development expenses for the first quarter of 2015 were $1.8 million, compared to $0.2 million for the same period in 2014. The increase was primarily due to our on-going Dex-IN Phase II clinical trial and management’s salaries and benefits which commenced with being a public company.

General and administrative expenses for the first quarter of 2015 were $2.4 million, compared to $0.6 million for the same period in 2014. This increase of $1.7 million was due to costs of $894,000 associated with the acquisition of assets from Alkermes, management’s salaries, benefits and stock-based compensation and increased consulting and legal fees associated with being a public company.

Other income and expense for the first quarter of 2014 includes a non-cash interest charge of approximately $4.1 million related to the Company’s 8% convertible promissory notes that were converted to common stock upon the closing of the initial public offering. The Company recorded this non-cash interest charge as a result of the note holders electing to convert the 8% convertible promissory notes at 75% of the initial offering price per share of the initial public offering.

Cash and cash equivalents were $16.6 million as of March 31, 2015.

About Recro Pharma, Inc.

As a result of the acquisition of certain assets from Alkermes plc in April 2015, Recro Pharma is a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma is currently developing IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor, and Dex-IN, a proprietary intranasal formulation of dexmedetomidine currently being tested in Phase II, for the treatment of acute post operative pain. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress, while maintaining analgesic effect.

As a result of the asset acquisitions from Alkermes, Recro Pharma also owns and operates an 87,000 square foot, DEA-licensed facility that manufactures five commercial products and receives royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the results and timing of the clinical trials of IV/IM meloxicam and Dex-IN and any future clinical and preclinical studies; the ability to obtain and maintain regulatory approval of product candidates, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the Company’s ability to raise future financing for continued development; the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; the successful commercialization of the Company’s product candidates; the successful implementation of the Company’s strategy; the Company’s ability to integrate the recent acquisition of assets from Alkermes; and the Company’s ability to meet required debt payments and operate under increased leverage and associated lending covenants in connection with the recent acquisition. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro Pharma assumes no obligation to update any such forward looking statements.

RECRO PHARMA, INC.

Balance Sheets

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,590,437	$19,682,430
Other recievables	80,227	89,604
Prepaid expenses	82,369	601,586
Deferred equity costs	513,978

Total current assets	$17,267,011	$20,373,620

Other assets:
Deferred financing costs	624,924	—

Total assets	$17,891,935	$20,373,620

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	552,698	869,919
Accrued expenses	2,029,385	575,112

Total current liabilities	2,582,083	1,445,031

Total liabilities	2,582,083	1,445,031

Shareholders’ equity:
Preferred stock, $0.01 par value. Authorized, 10,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value. Authorized, 50,000,000 shares, issued and outstanding, 7,804,063 shares at March 31, 2015 and 7,707,600 shares at December 31, 2014	78,041	77,076
Additional paid-in-capital	53,463,644	52,947,126
Accumulated deficit	(38,231,833)	(34,095,613)

Total shareholders’ equity	15,309,852	18,928,589

Total liabilities and shareholders’ equity	$17,891,935	$20,373,620

RECRO PHARMA, INC.

Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating expenses:
Research and development	$1,754,284	$226,997
General and administrative	2,385,647	646,628

Total operating expenses	4,139,931	873,625

Other income (expense):
Interest income	3,711	215
Interest expense	—	(4,272,919)

	3,711	(4,272,704)

Net loss	$(4,136,220)	$(5,146,329)
Accretion of redeemable convertible preferred stock	—	(1,270,057)

Net loss applicable to common shareholders	$(4,136,220)	$(6,416,386)

Basic and diluted net loss per common share	$(0.53)	$(3.67)

Weighted average basic and diluted common shares outstanding.	7,768,693	1,749,911

CONTACT:	Recro Pharma, Inc.
Charles T. Garner
Chief Financial Officer
(484) 395-2425

Media and Investors:
Argot Partners
Susan Kim
(212) 600-1902
susan@argotpartners.com

Relieving pain…….Improving lives Exhibit 99.2

Special Note Regarding Forward-Looking
Statements
This presentation includes forward-looking statements within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934.  These statements, among other things, relate to our business strategy, goals and expectations concerning our product candidates, future operations, prospects, plans and objectives of management.  The words "anticipate", "believe", "could",
"estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases are used to identify forward-looking statements in this presentation.  Our operations involve risks and uncertainties, including the integration of our recently acquired assets, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results included in our filings with the Securities and
Exchange Commission at www.sec.gov.  These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.

Company Highlights
• Multiple non-opioid therapeutics in advanced clinical
development for acute post operative pain
• IV/IM meloxicam Phase III ready – long acting,
demonstrated efficacy in successful Ph II trials
• Dex-IN – proprietary, intranasal therapeutic in Ph II
– post interim analysis; top line expected mid-year ‘15
• Revenue and cashflow positive manufacturing &
royalty business
• Experienced management team with significant
development, regulatory and commercial experience
3

Experienced Management and Board
•
Gerri Henwood
– President and CEO
Founded Auxilium Pharmaceuticals (AUXL,
NASDAQ) and IBAH (former NASDAQ Co.
– acquired 1998); GSK
•
Chuck Garner
– CFO, CBO and
Treasurer
Over 14 years of life sciences investment
banking experience – Deutsche Bank, Burrill
& Co., Inverness Advisors; PwC
•
Randy Mack
– SVP, Development
Over 20 years of clinical development
experience –
Adolor, Auxilium, Abbott
Labs and Harris Labs
Board of Directors
Wayne B. Weisman – Chairman
SCP VitaLife Partners
Winston J. Churchill
SCP VitaLife Partners
Gerri Henwood – CEO
William L. Ashton
Harrison Consulting Group; frmly Amgen
Abraham Ludomirski, M.D.
SCP VitaLife Partners
Alfred Altomari
CEO, Agile Therapeutics
Michael Berelowitz, M.D.
Former SVP, Specialty Care Business
Unit, Pfizer
4

Recent Transformative Transaction
• Acquired IV/IM meloxicam and manufacturing & royalty
business from Alkermes
– $50M up-front cash payment; meloxicam milestones and royalties
– Warrants issued to Alkermes and OrbiMed
– Non-dilutive up-front financed by loan from OrbiMed
• IV/IM meloxicam – long acting preferential COX-2 inhibitor for moderate to severe acute pain ready for Ph III
– Widely prescribed, approved oral chronic pain therapeutic
– Multiple Phase II studies successfully completed in acute pain models
– Dosing advantages over existing acute pain txs, including long action
• Manufacturing, royalty and formulation business
– 87,000 sq. ft. facility (DEA licensed) manufactures 5 commercial products marketed by partners
– $70M+ in revenues and cashflow positive (in 2014, unaudited)
5

Continuation of Ph II after Interim Analysis
(REC-14-013 – Post Op Day 1 Dosing)
• On-going Ph II bunionectomy study
– Randomized, placebo controlled study
– Primary endpoint – SPID48
– Rescue therapy allowed
• Interim analysis for sample size adjustment
– approximately half of the evaluable patients enrolled
• Total enrollment reduced to approximately 170pts
– Initially planned for 200 – 250pts
• Top line results expected mid 2015
6

Clinical Stage Pipeline
Product PC I II III Rights
Meloxicam WW
IV formulation
Acute post operative pain
Phase III ready
IM formulation
Acute pain
Dexmedetomidine (“Dex”) WW, exc. Europe, Turkey, CIS
Dex-IN (intranasal)
Acute post operative pain
Ph II data expected mid-year ‘15
Cancer breakthrough pain
Dex-SL (sublingual)
Fadolmidine (“Fado”) WW, exc. Europe, Turkey, CIS
Intrathecal
Topical
7

Post Op Pain Market Underserved
• $5.9 billion market (1)
• Predominantly opioid
use
• Significant side
effects / issues
associated with
opioids
• Dearth of non-opioid
drugs in development
Inpatient procedures
Total procedures (2009) 47.9M
Addressable >25M
Ambulatory procedures
Total procedures (2006) 53.3M
Addressable >25M
Note: Addressable includes procedures expected to
utilize pain medication.
Source: National Center for Health Statistics and
management estimates.
(1) GBI Research, 2010 sales.
8

Limited Pain Relief Options for Patients
Note: Pain severity based upon market research / physician feedback
9
Acetaminophen
Antipyretic properties;
Oral; no opioid AEs
Only effective for mild pain; short
acting
NSAIDs
Ketorolac,
ibuprofen, aspirin
Mild to moderate
analgesia; oral; no
opioid AEs
Bleeding risk; GI and renal
complications; short acting
Sodium channel
blockers
Bupivacaine,
lidocaine
Use directly at pain
site; mostly peri-
operative
Limited duration of action; some are
concerned  about local tissue impact
Opioids
Morphine,
hydrocodone,
oxycodone, fentanyl
Good pain relief
Respiratory depression, impaired GI
motility after even one dose;
frequent nausea and vomiting;
abuse/addiction potential
Mild
Moderate
Moderate to
Severe
Pain
Severity
Class Compounds Advantages Disadvantages
Alpha 2 agonists
Dexmedetomidine
(Recro Pharma)
Good pain relief;
anxiolytic properties;
no respiratory
depression, impaired GI
or addictive properties
In development – potential for first in
class to be approved for post-
operative pain
Long-acting
preferential COX-2
IV/IM meloxicam
(Recro Pharma)
Long acting; fast onset,
high pain relief, and
less constipation
Bleeding risk; GI and
renal complications

IV/IM Meloxicam

IV/IM Meloxicam Overview
• FDA approved, oral preferential COX-2 inhibitor
used in a wide variety of indications
• Proprietary long acting injectable form for moderate
to severe acute pain
– Incorporates Alkermes’ NanoCrystal
TM
technology
• Phase III ready – multiple Phase II studies
completed on IV and a Phase I on IM
– Positive Ph II hysterectomy and dental pain studies with
demonstrated efficacy
• IP issued through 2022 and additional IP could
extend protection through 2030
NanoCrystal
®
is a registered trademark of Alkermes plc.
11

Favorable Dosing Profile
Attribute Meloxicam Ketorolac
Caldolor
(ibuprofen)
Ofirmev
(APAP)
Route
IV/IM IV/IM IV IV
Onset of pain
relief
< 10 min 30 min N/A N/A
Time to peak
analgesic
effect
40 min 1-2 hrs N/A N/A
Duration of
pain relief
18-24 hrs 4-6 hrs 4-6 hrs 4-6 hrs
Admin.
IV bolus / pre-
filled syringe
(later)
Ready to use IV
bolus (15 sec)
Dilution
required, 30
min infusion
Ready to use,
15 min infusion
12

IV/IM Meloxicam Clinical Overview
• Elan/ALKS conducted 5 IV and 1 IM clinical trials
– Two Phase 1 IV PK & Safety trials
– One Phase 1 IM PK & Safety trial
– Three Phase 2 IV efficacy trials in various acute pain
models
• Good safety & tolerability across large dose range
IV/IM
• Demonstrated efficacy using various measures in
multiple pain models
13

Multiple Successful IV Phase 2 Trials
•
Elan/ALKS have conducted 5 IV and 1 IM clinical trials
Trial Design Outcome
Phase II Study
N1539-02
Acute pain following dental
surgery (N = 230)
Statistically significant differences for all
doses compared to placebo were seen in
SPID24, pain relief and onset of pain relief
Phase II Study
N1539-04
Acute pain following open
abdominal hysterectomy
surgery (N = 486)
Statistically significant differences for all
doses compared to placebo were seen in
multiple efficacy analyses, including SPID24.
meloxicam 30 mg and 60 mg produced the
greatest response with no difference
between doses
Phase II Study
N1539-05
Acute pain following
laparoscopic abdominal
surgery (N =50)
Study stopped early (planned N = 250) for
business reasons.  However, statistically
significant differences in SPID48 observed for
30mg QD dose despite small sample size
14

Phase II Abdominal Hysterectomy Study
• Multicenter, single-dose, randomized, double-blind,
placebo- & active-controlled study in Eastern Europe
• In double-blind period, single doses of:
– Placebo
– IV Morphine (10-15 mg)
– Meloxicam 5 mg, 7.5 mg, 15 mg, 30 mg, 60 mg
– After 24 hours, open-label Meloxicam was available
• Standard analgesia study design
– Pain Intensity assessments (SPID24 = Primary Endpoint)
– Pain Relief
– Rescue mediation
– Time to onset
15

Summed Pain Intensity Differences 0–24

RECRO PHARMA

Robust Efficacy
(Abdominal Hysterectomy Trial – IV Meloxicam)
*** p < 0.001 vs. Placebo
***
***
***
***
***
***
16
(10,000)
-
10,000
20,000
30,000
40,000
50,000
60,000
Placebo
n=64
Morphine
n=62
5 mg
n=60
7.5 mg
n=91
15 mg
n=60
30 mg
n=60
60 mg
n=89

Summed Pain Intensity Differences 0-24
Placebo n=30
Ibuprofen…
15 mg n=50
30 mg n=50
60 mg n=50

Summed Pain Intensity Differences 0-48
Placebo n=11
Ketorolac q6h n=8
7.5 mg q12h n=11
15 mg q12h n=10
30 mg q24hr n=10

RECRO PHARMA

Confirmed Efficacy in Multiple Studies
Summary of Pain Intensity Differences (SPID)
*** p < 0.001 vs. Placebo
Dental Pain Study
p = 0.0682
p = 0.0392
Abdominal Laparoscopic Pain Study
17
-
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
***
***
***
0
200
400
600
800
1000
1200
1400
***

Pain Intesity Difference from Baseline (0-100)

RECRO PHARMA

Single 30 mg Dose Performance over 24 hrs
(Abdominal Hysterectomy Trial – IV Meloxicam)
Baseline Pain Level ˜ 60
18
-10
0
10
20
30
40
50
60
0 4 16 20 24
Time (Hours)
Placebo n=64
Morphine n=62
15 mg n=60
30 mg n=60
60 mg n=89
8 12

Well Tolerated
(Abdominal Hysterectomy Trial – IV Meloxicam)
**Reported in     3% of Subjects in any group and greater than Placebo
Meloxicam
Placebo
n=64
Morphine
n=62
5 mg
n=60
7.5 mg
n=91
15 mg
n=60
30 mg
n=60
60 mg
n=89
Anemia 3.1 4.8 3.3 13.2 3.3 1.7 10.1
Anemia Postoperative - 1.6 - - - 3.3 -
Constipation - 4.8 5.0 1.1 1.7 - -
Flatulence - 4.8 1.7 1.1 3.3 - -
Hypokalaemia - 3.2 1.7 1.1 - 1.7 -
Insomnia 4.7 8.1 10.0 4.4 5.0 5.0 4.5
Ketonuria 7.8 9.7 6.7 9.9 15 10 10.1
Leukocytosis - - 1.7 - - 3.3 -
Pyrexia 1.6 3.2 3.3 2.2 - - -
Sinus Tachycardia - - 3.3 - - - 1.1
Percent of Subjects Reporting an Adverse Event **
19

Next Steps for IV Meloxicam
• Production of a clinical supply batch
• Conduct Phase III Pivotal Study in hard and soft
tissue models
• Verify need for additional safety studies to meet
adequate exposures / special populations
20

Dexmedetomidine (“Dex”)

Dex Has Demonstrated Analgesia & Safety
• Alpha 2 agonist (non-opioid)
– Injectable form (Precedex) marketed by Hospira in US as sedative
– Multiple studies demonstrating analgesia of alpha 2 agonists
• Intranasal formulation in clinical development for acute
pain
– In-licensed non-IV rights from Orion
– Worldwide rights except Europe, Turkey, and CIS
• Multiple studies demonstrate Dex pain relief and safe
profile
– Including our completed placebo controlled trials
• Expect strong IP position
– Pending IP coverage could run through 2030
• Expect to file 505(b)(2) NDA after completion of Ph III
22

Dex Efficacy and Safety in Multiple Studies
Beneficial effects Source
Approved sedative and safe profile
NDA filing / pivotal trials -
Abbott/Hospira, Orion
Morphine sparing NDA studies plus Literature
Analgesia by IV route
Chan, 2010; Grosu, 2010; Lin, 2009, Arain,
2010
Demonstration of pain relief (VAS)
Placebo controlled trials; L. Webster, MD
(Utah) CLBP study (Recro sponsored)
Positive PK/PD plasma levels
demonstrating analgesic potential
Clinical trials run by Recro
Relieves morphine “Max”
(‘hyperalgesia’)
University of Minnesota; M. Belgrade, MD
23

Significant Advantages Over Opioids
Dex Fast-acting Opioids
Non-opioid (Not controlled substance) Opioid - DEA scheduled product
No habituation effects Addictive
Does not cause respiratory depression Respiratory depression
Not associated with constipation,
nausea, or vomiting
Unwanted side-effects of constipation,
nausea and vomiting
Enhances morphine effectiveness
without morphine dose increase
Additive effect requires higher dose
More cognitively intact Frequently “Foggy”/ may be confused
Anxiolytic properties Not anxiolytic
Effective Analgesic Effective Analgesic
24

Dex Has Been Well Studied by Recro
•
Evaluated proprietary formulations of Dex in 9 trials
Trial Form Design Outcome
REC-14-013
(On-going)
Dex-IN Acute pain following
bunionectomy surgery
(estimated 170 pts)
Recent interim analysis for sample size
adjustment adjusted total trial enrollment
for 170 patients (initially planned for 200-
250)
REC-13-012 Dex-IN Acute pain following
bunionectomy surgery
(n=85 evaluable)
Within subset of patients (n=42), with
baseline pain intensity of 6 or below,
there was a trend towards analgesia in 50
mcg and reduced opioid use vs placebo
REC-11-010 Dex-IN Chronic lower back
pain POC study (n=24)
Statistically significant pain relief within
30 minutes demonstrated in placebo
controlled trial – single use device
REC-09-003 Dex-SL Chronic lower back
pain POC study (n=21)
Statistically significant reduction in pain
intensity demonstrated in placebo
controlled trial
25

Dex-IN Study REC-14-013
(US placebo controlled trial)
• Phase II bunionectomy study – on-going
– Randomized, placebo controlled study
– Primary endpoint – SPID48
– Rescue therapy allowed
• Post Op Day 1 dosing
– Pain trajectory stable / declining
• Interim analysis for sample size adjustment
– Total enrollment reduced to approximately 170pts (initially planned for 200 – 250pts)
• Top line results expected mid-year 2015
26

Clinical Pipeline Intellectual Property
• IV/IM meloxicam – formulation IP through 2022
– Additional IP filed could run to 2030
• Dex applications for methods for treating/preventing pain
through intranasal and sublingual formulations without
significant sedation
• Fado IP in-licensed from Orion
– Composition of matter
– Method of administration for analgesia
– Treatment and prevention of hypotension and shock
– Pro-Drug
• Regulatory exclusivity
– 505(b)(2) – 3 years (Meloxicam, Dex-IN, Dex-SL)
– 505(b)(1) – NCE, 5 years (Fado)
27

Fadolmidine (“Fado”)

Fado Effective in Phase II for Pain Relief
• Alpha 2 agonist
– more potent at the alpha 2c receptor than Dex
– >20 fold less potent at the alpha 1b receptor than clonidine
• Fado has demonstrated analgesia in multiple animal models
• Positive Phase II analgesia study in bunionectomy patients
– Intrathecal route of administration
• Formulation work underway for topical prototype
– Potential in regional neuropathies
• WW rights to all human uses except Europe, Turkey and CIS
• NCE patent  w/ expected extension to 2021 / pursuing add’l IP
29

Corporate Overview

US Based Manufacturing Facility 31

Manufacturing & Royalty Overview
Manufacturing facility
•
87,000 sq. ft. solid oral dosage manufacturing cGMP
•
DEA licensed
•
~165 employees
Service capabilities
•
Formulation, process development and optimization
•
Process scale-up
•
Clinical supply and validation
•
Commercial supply
Ritalin LA
•
Once daily ADHD treatment marketed by Novartis
Focalin XR
•
ADHD treatment marketed by Novartis
Verelan / verapamil
•
CV/High blood pressure treatment marketed by Actavis
and UCB
Zohydro ER
•
Extended release hydrocodone marketed by Pernix
•
Launched in 2014
•
Abuse deterrent form expected to be launched near term
32

Strong Historical Manufacturing Performance
• Unaudited, carve-out financials – 12 mos ended
12/31/14
– Revenues - $73.6 million*
– EBITDA - $26.5 million*
• Zohydro ER – abuse deterrent form expected to be
launched in the near term
• Additional capacity for new product opportunities
• Positive cashflow expected to cover all debt service
obligations and excess cashflows to repay loan
principal
33
* Preliminary unaudited financial information.  EBITDA is a non-GAAP financial metric.  Please see slide 35 for additional information including a reconciliation of Net Income to EBITDA.

Company Highlights
• Multiple non-opioid therapeutics in mid to late stage
clinical development for acute post operative pain
• IV/IM meloxicam Phase III ready – long acting,
demonstrated efficacy in successful Ph II trials
• Dex-IN – proprietary, intranasal therapeutic in Ph II
– post interim analysis; top line expected mid-year ‘15
• Revenue and cashflow positive manufacturing &
royalty business
• Experienced management team with significant
development, regulatory and commercial experience
34

Supplemental Financial Information
Non-GAAP Reconciliation
(in millions, unaudited, carve-out)
12 months ended
Dec. 31, 2014
Net income $13.9
Income tax expense -
Interest expense $1.5
Depreciation and amortization $11.0
EBITDA $26.5
35
The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The
Company also presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP.
The revenue and EBITDA data for the business acquired from Alkermes plc, are preliminary estimates based solely upon information available to us as of the date hereof, and is not a comprehensive statement of financial results or operating metrics for the acquired business for the year ended
December 31, 2014. The results for the acquired business for 2014 may differ materially from these preliminary estimates. Accordingly, you should not place undue reliance upon these estimates.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended: March 31, 2015

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number: 001-36329

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 395-2470

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of May 12, 2015, there were 7,842,063 shares of common stock outstanding, par value $0.01 per share.

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

RECRO PHARMA, INC.

Balance Sheets

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,590,437	$19,682,430
Other receivables	80,227	89,604
Prepaid expenses	82,369	601,586
Deferred equity costs	513,978	—

Total current assets	17,267,011	20,373,620
Deferred financing costs	624,924	—

Total assets	$17,891,935	$20,373,620

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$552,698	$869,919
Accrued expenses	2,029,385	575,112

Total current liabilities	2,582,083	1,445,031

Total liabilities	2,582,083	1,445,031

Shareholders’ equity:
Preferred stock, $0.01 par value. Authorized, 10,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value. Authorized, 50,000,000 shares, issued and outstanding, 7,804,063 shares at March 31, 2015 and 7,707,600 shares at December 31, 2014	78,041	77,076
Additional paid-in-capital	53,463,644	52,947,126
Accumulated deficit	(38,231,833)	(34,095,613)

Total shareholders’ equity	15,309,852	18,928,589

Total liabilities and shareholders’ equity	$17,891,935	$20,373,620

See accompanying notes to unaudited financial statements.

RECRO PHARMA, INC.

Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating expenses:
Research and development	$1,754,284	$226,997
General and administrative	2,385,647	646,628

Total operating expenses	4,139,931	873,625

Other income (expense):	—
Interest income	3,711	215
Interest expense	—	(4,272,919)

	3,711	(4,272,704)

Net loss	(4,136,220)	(5,146,329)
Accretion of redeemable convertible preferred stock and deemed dividend	—	(1,270,057)

Net loss applicable to common shareholders	$(4,136,220)	$(6,416,386)

Basic and diluted net loss per common share	$(0.53)	$(3.67)

Weighted average basic and diluted common shares outstanding	7,768,693	1,749,911

See accompanying notes to unaudited financial statements.

RECRO PHARMA, INC.

Statement of Shareholders’ Equity

Three Months Ended March 31, 2015

(unaudited)

	Common stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount
Balance, December 31, 2014	7,707,600	$77,076	$52,947,126	$(34,095,613)	$18,928,589
Shares issued in equity financing facility	96,463	965	283,601	—	284,566
Stock-based compensation expense	—	—	232,917	—	232,917
Net loss	—	—	—	(4,136,220)	(4,136,220)

Balance, March 31, 2015	7,804,063	$78,041	$53,463,644	$(38,231,833)	$15,309,852

See accompanying notes to unaudited financial statements.

RECRO PHARMA, INC.

Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(4,136,220)	$(5,146,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	232,917	19,473
Noncash interest expense	—	4,272,919
Changes in operating assets and liabilities:
Prepaid expenses	394,217	(271,590)
Other receivables	9,377	2,631
Accounts payable and accrued expenses	532,716	306,949

Net cash used in operating activities	(2,966,993)	(815,947)

Cash flows from financing activities:
Proceeds from initial public offering	—	30,533,135
Payment of deferred financing costs	(125,000)	—
Proceeds from notes payable	—	175,000

Net cash provided by (used in) financing activities	(125,000)	30,708,135

Net increase (decrease) in cash and cash equivalents	(3,091,993)	29,892,188
Cash and cash equivalents, beginning of period	19,682,430	12,828

Cash and cash equivalents, end of period	$16,590,437	$29,905,016

Supplemental disclosure of cash flow information:
Common stock issued in connection with equity facility	284,566	—
Conversion on notes payable and accrued interest into common stock	—	$12,274,427
Conversion of Series A and accrued dividends into common stock	—	$5,968,808

See accompanying notes to unaudited financial statements.

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

(1)	Background

Recro Pharma, Inc., or the Company, was incorporated in Pennsylvania as Recro Pharma I, Inc. on November 15, 2007 (inception). The Company changed its name to Recro Pharma, Inc. on August 31, 2008. The Company is a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of pain, initially for acute pain following surgery. On April 10, 2015, the Company acquired worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor for the treatment of moderate to severe acute pain, as well as a contract manufacturing facility, royalty and formulation business in Gainesville, Georgia (see note 10). The Company operates in one segment and has its principal offices in Malvern, Pennsylvania.

(2)	Development-Stage Risks and Liquidity

The Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit of $38.2 million as of March 31, 2015. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its products currently in development. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates.

The Company’s future operations are highly dependent on a combination of factors, including (i) the timely and successful completion of additional financing discussed above; (ii) the Company’s ability to complete revenue-generating partnerships with pharmaceutical companies; (iii) the success of its research and development; (iv) the development of competitive therapies by other biotechnology and pharmaceutical companies, and, ultimately; (v) regulatory approval and market acceptance of the Company’s proposed future products.

(3)	Summary of Significant Accounting Principles

(a)	Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, for interim financial information. In the opinion of management, the accompanying financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the financial statements) considered necessary to present fairly the Company’s financial position as March 31, 2015 and its results of operations and cash flows for the three months ended March 31, 2015 and 2014. Operating results for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. The interim financial statements, presented herein, do not contain the required disclosures under U.S. GAAP for annual financial statements.

The accompanying unaudited interim financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or the Form 10-K.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from such estimates.

(c)	Net Loss Per Common Share

Basic and diluted net loss per common share is determined by dividing net loss applicable to common shareholders by the weighted average common shares outstanding during the period. For all periods presented, the outstanding common stock options and warrants have been excluded from the calculation because their effect would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted net loss per share are the same.

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

The following potentially dilutive securities have been excluded from the computations of diluted weighted average shares outstanding as of March 31, 2015 and December 31, 2014, as they would be anti-dilutive:

	March 31, 2015	December 31, 2014
Options outstanding	1,033,300	1,033,300
Warrants	150,000	150,000

Amounts in the table above reflect the common stock equivalents of the noted instruments.

(4)	Fair Value of Financial Instruments

The Company follows Financial Accounting Standards Board accounting guidance on fair value measurements for financial assets and liabilities measured on a recurring basis. The guidance requires fair value measurements to maximize the use of “observable inputs.” The three-level hierarchy of inputs to measure fair value are as follows:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity)

The Company has classified assets and liabilities measured at fair value on a recurring basis as follows:

	Fair value measurements at reporting date using
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
At December 31, 2014:
Assets:
Money market mutual funds (included in cash and cash equivalents)	$10,921,896	—	—
Government and agency bonds	8,663,044	—	—

Cash equivalents	$19,584,940	—	—

At March 31, 2015:
Assets:
Money market accounts (included in cash and cash equivalents)	$4,530,041	—	—
Government and agency bonds	12,010,642	—	—

Cash equivalents	$16,540,683	$—	$—

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

(5)	Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2015	December 31, 2014
Clinical trial and related costs	$139,866	$112,438
Professional and consulting fees	1,134,030	394,021
Payroll and related costs	216,334	24,677
Other	539,155	43,976

	$2,029,385	$575,112

(6)	Convertible Notes Payable

Upon the closing of the Company’s initial public offering, or IPO, on March 12, 2014, $9,575,585 of 8% Convertible Promissory Notes, or Bridge Notes, outstanding plus $2,698,842 of accrued interest were converted into 2,045,738 shares of common stock. After the IPO, there are no Bridge Notes outstanding.

The Bridge Notes, including accrued interest, were converted upon consummation of the IPO at seventy-five percent (75%) of the initial offering price per share. The Company determined that the Bridge Notes contained a contingent beneficial conversion feature, or BCF. The contingent BCF existed at the date of issuance of the Bridge Notes, which allowed the holders to purchase equity at a 25% discount to the offering price. In accordance with the accounting guidance on convertible instruments, the contingent BCF of $4,080,690 was recognized as additional interest expense when the Bridge Notes, including accrued interest, were converted into shares of common stock.

(7)	Capital Structure

(a)	Common Stock

The Company is authorized to issue 50,000,000 shares of common stock, with a par value of $0.01 per share.

On March 12, 2014 the Company completed an IPO in which the Company sold 4,312,500 shares of common stock at $8.00 per share resulting in gross proceeds of $34,500,000. In connection with the IPO, the Company paid $4,243,658 in underwriting discounts, commissions and offering costs resulting in net proceeds of $30,256,342. Also in connection with the IPO, all of the outstanding shares of the Company’s Series A Redeemable Convertible Preferred Stock, or Series A Stock, including accreted dividends, and Bridge Notes, including accrued interest, were converted into common stock.

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

(b)	Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.01 per share. As of March 31, 2015, no preferred stock was issued or outstanding.

(c)	Series A Redeemable Convertible Preferred Stock

The Company previously had outstanding 2,000,000 shares of Series A Stock. Each share of Series A Stock was automatically converted into 0.4 shares of common stock upon closing of the Company’s IPO. The holders of Series A Stock were entitled to receive cumulative dividends of 8%, compounded annually. Upon conversion of the Series A Stock into common stock, cumulative undeclared dividends were convertible into a number of shares of common stock equal to the total amount of cumulative dividends divided by $2.00 (the Series A Stock issuance price) multiplied by 0.4 (the Series A Stock conversion ratio). Based on the IPO price of $8.00, the Company recorded a non-cash deemed dividend of $1,181,286 upon closing of the IPO which represents the fair value of the common stock issued for such dividends in excess of the amounts previously recognized as accretion on the Series A Stock.

(d)	Warrants

In connection with the closing of the Company’s IPO on March 12, 2014, the Company issued to the designees of Aegis Capital Corporation, the representative of the underwriters for the IPO, warrants to purchase 150,000 shares of common stock. The warrants are exercisable for cash at a price of $12.00 per share. The warrants are exercisable by the holders at any time, in whole or in part, during the four-year period ending March 12, 2018.

(e)	Common Stock Purchase Agreement

On February 2, 2015, the Company entered into a Common Stock Purchase Agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, or Aspire Capital, pursuant to which Aspire Capital is committed to purchase, at the Company’s election, up to an aggregate of $10.0 million of shares of the Company’s common stock over the 24 month term of the Purchase Agreement. On the execution of the Purchase Agreement, the Company issued 96,463 shares of common stock to Aspire Capital with a fair value of $284,566. In addition, the Company incurred $229,412 of costs in connection with the Aspire Capital facility, which, along with the fair value of the common stock has been recorded as deferred equity costs.

(8)	Stock-Based Compensation

The Company established the 2008 Stock Option Plan, or the 2008 Plan, which allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company’s common stock to designated employees, nonemployee directors, and consultants and advisors. As of March 31, 2015, no stock appreciation rights have been issued. Subsequent to adoption, the 2008 Plan was amended to increase the authorized number of shares available for grant to 444,000 shares of common stock. In October 2013, the Company established the 2013 Equity Incentive Plan, or the 2013 Plan, which allows for the grant of stock options, stock appreciation rights and stock awards for a total of 600,000 shares of common stock. Stock options are exercisable generally for a period of 10 years from the date of grant and generally vest over four years. As of March 31, 2015, 10,526 shares and 174 shares are available for future grants under the 2013 Plan and 2008 Plan, respectively.

Stock-based compensation expense for the three months ended March 31, 2015 and 2014 was $ 232,917 and $19,473, respectively.

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

The following table summarizes stock option activity during the three months ended March 31, 2015:

	Number of shares	Weighted average exercise price	Weighted average remaining contractual life
Balance, December 31, 2014	1,033,300	$5.77
Granted	—	—
Exercised	—	—
Canceled	—	—

Balance, March 31, 2015	1,033,300	$5.77	7.50 years

Options exercisable, March 31, 2015	452,988	$6.41	5.13 years

Included in the table above are 70,500 performance-based options granted in December 2014 with an exercise price of $2.47 per share that vest 30% upon positive topline results from the Company’s ongoing Phase II clinical trial, with the remaining portion of the performance-based options vesting monthly over a three-year period beginning on the date the performance conditions are satisfied.

In December 2014, the Company also granted 123,500 time-based options and 123,500 performance-based options to the Company’s Chief Executive Officer with an exercise price of $2.47 per share that are subject to shareholder approval of an increase in the shares under the 2013 Plan at the Company’s 2015 annual meeting since there were insufficient shares available under the 2013 Plan. These options are excluded from the above table. The grant-date fair value of these options will be determined as of the date of shareholder approval.

As of March 31, 2015, there was $2,178,113 of unrecognized compensation expense related to unvested options that are expected to vest and will be expensed over a weighted average period of 2.5 years, which includes $121,260 of unrecognized compensation related to performance-based options.

(9)	Related Party Transactions

In July 2008, the Company entered into an agreement with Malvern Consulting Group, Inc., or MCG, a consulting company affiliated with the Company’s President and Chief Executive Officer. A new agreement was signed in October 2013 under which MCG continues to provide consulting services to the Company, principally in the fields of clinical development, regulatory affairs, and quality assurance. MCG consulting fees for services are based on a flat fee and time worked at hourly rates for consultants. The Company recorded MCG consulting fees for research and development and general and administrative expenses of $77,934 and $84,737 for the three months ended March 31, 2015 and 2014, respectively. As of March 31, 2015, $43,585 was recorded in accrued expenses as amounts due to MCG. In addition to fees for services, employees of MCG, certain of whom are related to the Company’s President and Chief Executive Officer, received options to purchase 246,800 shares of common stock during 2009. The Company also paid $28,452 in rental fees to MCG for a month to month lease for facilities space for the three months ended March 31, 2015 and $15,484 for facilities space for the three months ended March 31, 2014.

(10)	Subsequent Event

On April 10, 2015, the Company acquired certain assets from Alkermes plc, or Alkermes, including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting preferential COX-2 inhibitor for treatment of moderate to severe acute pain, as well as a contract manufacturing facility, royalty and formulation business in Gainesville, GA.

Under the terms of the agreement, the Company paid Alkermes $50.0 million at closing, and acquired the rights to IV/IM meloxicam and ownership of a good manufacturing practices manufacturing facility and related business located in Gainesville, GA. Alkermes is entitled to receive up to an additional $120 million in milestone payments upon the achievement of certain regulatory and net sales milestones and royalties, in each case, related to IV/IM meloxicam.

RECRO PHARMA, INC.

Notes to Unaudited Financial Statements

On closing, the Company issued to Alkermes a seven-year warrant to purchase an aggregate of 350,000 shares of the Company’s common stock with an exercise price of $19.46 per share. The $50.0 million up-front payment was funded via a five-year senior secured term loan with OrbiMed Royalty Opportunities II, LP, or OrbiMed, which carries interest at LIBOR plus 14.0% with a 1.0% LIBOR floor. The Company issued OrbiMed a seven year warrant to purchase an aggregate of 294,928 shares of the Company’s common stock with an exercise price of $3.28 per share, subject to certain adjustments.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this Quarterly Report on Form 10-Q. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included in Part II, Item 1A of this Form 10-Q and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Overview

Since our acquisition of certain assets from Alkermes plc discussed below, we are a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of pain, initially for acute post operative pain. We have two product candidates in mid to late stage clinical trials for the management of acute post operative pain. Intravenous and intramuscular, or IV/IM, meloxicam, a proprietary, long-acting preferential COX-2 inhibitor for moderate to severe acute pain has successfully completed multiple Phase II clinical trials and is ready to begin pivotal Phase III clinical trials. We believe IV/IM meloxicam compares favorably to competitive therapies in onset of pain relief, duration of pain relief and time to peak analgesic effect. Dex-IN, a proprietary intranasal formulation of dexmedetomidine, or Dex, is currently being tested in a Phase II clinical trial. Dex is a selective alpha-2 adrenergic agonist that has demonstrated sedative, analgesic and anxiolytic properties. If approved, Dex-IN would also be the first and only approved acute post operative pain drug in its class of drugs. As our product candidates are not in the opioid class of drugs, we believe they will overcome many of the side effects associated with commonly prescribed opioid therapeutics, including addiction, constipation and respiratory distress while maintaining analgesic, or pain relieving, effect.

We currently own and operate an 87,000 square foot, DEA-licensed facility that manufactures five commercial products and receives royalties associated with the sales of these products. We manufacture the following products for our commercial partners: Ritalin LA®, Focalin XR®, Verelan PM®, generic Verapamil and Zohydro ER®.

As a development stage company, we have a limited operating history. We have funded our operations to date primarily from proceeds received from a private placement of convertible preferred stock, convertible notes and our IPO. On March 12, 2014, we announced the closing of the IPO of 4,312,500 shares of common stock, including the full exercise of the underwriters’ over-allotment, at a public offering price of $8.00 per share. Total gross proceeds from the IPO were $34.5 million before deducting underwriting discounts and commissions and other offering expenses payable by us resulting in net proceeds of $30.3 million. We have incurred losses and generated negative cash flows from operations since inception. As of March 31, 2015, we had an accumulated deficit of $38.2 million. Substantially all of our operating losses resulted from costs incurred in connection with our development programs, including our non-clinical and formulation development activities, manufacturing and clinical trials. We expect to incur increasing expenses over the next several years to develop IV/IM meloxicam and Dex-IN, including completion of the ongoing Phase II bunionectomy study for Dex-IN, and planned Phase III pivotal and safety trials. Based upon additional financial resources and potential strategic interest, we may develop and commercialize our proprietary formulations of meloxicam and Dex ourselves or with a partner.

We expect that annual operating results of operations will fluctuate for the foreseeable future due to several factors, including the outcome and extent of development activities and timing and extent of other research and development efforts. As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future.

On April 10, 2015, we completed our acquisition from Alkermes of certain assets, including the worldwide rights to IV/IM meloxicam and the contract manufacturing facility, royalty and formulation business in Gainesville, Georgia. Under the terms of the agreement, we paid Alkermes $50.0 million at closing, as adjusted for working capital. Alkermes is entitled to receive up to an additional $120.0 million in milestone payments upon the achievement of certain regulatory and net sales milestones and royalties on future product net sales, in each case, related to IV/IM meloxicam. Upon closing, we issued to Alkermes a warrant to purchase an aggregate of 350,000 shares of our common stock at an exercise price of $19.46 per share. The $50.0 million up-front payment was funded with $50.0 million in borrowings under a credit agreement that we entered into with OrbiMed Royalty Opportunities II, LP, or OrbiMed. The interest rate under the credit agreement is equal to LIBOR plus 14.0%, with a 1.0% LIBOR floor. Pursuant to the credit agreement, we issued OrbiMed a warrant to purchase an aggregate of 294,928 shares of our common stock at an exercise price of $3.28 per share, subject to certain adjustments.

Financial Overview

Research and Development Expenses

Research and development expenses currently consist of costs incurred in connection with the development of Dex in different delivery forms. These expenses consist primarily of:

•	expenses incurred under agreements with contract research organizations, investigative sites and consultants that conduct our clinical trials and a substantial portion of our preclinical studies;

•	the cost of acquiring and manufacturing clinical trial materials;

•	the cost of manufacturing validation tests, if these materials are manufactured prior to obtaining regulatory approval;

•	costs related to facilities, depreciation and other allocated expenses;

•	costs associated with non-clinical activities and regulatory approvals; and

•	salaries and related costs for personnel in research and development functions.

We expense research and development costs as incurred. Advanced payments for goods and services that will be used in future research and development activities are initially recorded as prepaid expenses and expensed as the activity is performed or when the goods have been received.

Since inception, we have developed and evaluated a series of Dex product candidates through Phase I pharmacokinetic and efficacy trials and placebo controlled Phase II efficacy trial. Our current clinical priorities are the development of Dex-IN and IV/IM meloxicam for acute pain following surgery. Dex-IN is currently being evaluated in a Phase II bunionectomy study. In addition to the development of Dex-IN and IV/IM meloxicam, we intend to strategically invest in our product pipeline, including Fadolmidine, or Fado. The commitment of funding for each subsequent stage of our development programs is dependent upon, among other things, the receipt of successful clinical data.

The majority of our external costs relate to clinical trials, analysis and testing of the product and patent costs. We currently rely on MCG, a related party, for a portion of our research and development activities. Costs related to facilities, depreciation, and support are not charged to specific programs.

The successful development of our product candidates is highly uncertain and subject to a number of risks including, but not limited to:

•	the duration of clinical trials varies substantially according to the type, complexity and novelty of the product candidate;

•	the FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of therapeutic pharmaceutical products, typically requiring lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures;

•	data obtained from nonclinical and clinical activities at any step in the testing process may be adverse and lead to discontinuation or redirection of development activity. Data obtained from these activities also are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval;

•	the costs, timing and outcome of regulatory review of a product candidate are uncertain;

•	the emergence of competing technologies and products and other adverse market developments could impede our commercial efforts; and

•	the risks disclosed in the section titled “Risk Factors” of this report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

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Development timelines, probability of success and development costs vary widely. As a result of the uncertainties discussed above, we anticipate that we will make determinations as to which additional programs to pursue and how much funding to direct to each program on an ongoing basis in response to the scientific and clinical data of each product candidate, as well as ongoing assessments of such product candidate’s commercial potential. Accordingly, we cannot currently estimate with any degree of certainty the amount of time or costs that we will be required to expend in the future on our product candidates to complete current or future clinical or pre-commercial stages prior to their regulatory approval, if such approval is ever granted. As a result of these uncertainties surrounding the timing and outcome of any approvals, we are currently unable to estimate precisely when, if ever, any of our other product candidates will generate revenues and cash flows.

We expect our research and development costs related to Dex-IN to be substantial for the foreseeable future as we advance these product candidates through clinical trials, manufacturing scale-up and other pre-approval activities. We may elect to seek out collaborative relationships in order to provide us with a diversified revenue stream and to help facilitate the development and commercialization of our product candidate pipeline.

General and Administrative Expenses

General and administrative expenses consist principally of salaries and related costs for personnel in executive and finance functions. Other general and administrative expenses include professional fees for legal, including patent related expenses, consulting, auditing and tax services, and stock compensation expense.

Our general and administrative expenses in 2015 will be higher than in 2014. We expect to have greater expenses relating to our operations as a public company, including increased payroll and increased consulting, legal and compliance, accounting, insurance and investor relations costs. In addition, we have incurred significant costs related to the Alkermes acquisition. We also expect that our patent costs will increase due to the acquisition of new patents through the Alkermes transaction and, in addition, if our patents are issued, as the annuity fees will be higher than our current expenses and, if additional formulation technology is developed for our product candidates, patent expenses could increase further.

Interest Expense

Interest expense consisted of accrued interest on our previously outstanding Bridge Notes. Upon the closing of the IPO, these Bridge Notes, including accrued interest, were converted into shares of common stock. Since the conversion price of our Bridge Notes allowed the note holders to convert at 75% of the initial offering price per share in the IPO, we recorded a non-cash interest charge of approximately $4.1 million upon the closing of the IPO. We will incur interest expense on our OrbiMed credit facility for the balance of 2015.

Net Operating Losses and Tax Carryforwards

As of December 31, 2014, we had approximately $9.1 million of federal net operating loss carryforwards. We also had federal and state research and development tax credit carryforwards of $360,000 available to offset future taxable income. U.S. tax laws limit the time during which these carryforwards may be utilized against future taxes. These federal and state net operating loss and federal and state tax credit carryforwards will begin to expire at various dates beginning in 2028, if not utilized. As a result, we may not be able to take full advantage of these carryforwards for federal and state tax purposes.

The closing of the IPO, together with private placements and other transactions that have occurred since our inception, may trigger, or may have already triggered, an “ownership change” pursuant to Section 382 of the Internal Revenue Code of 1986. If an ownership change is triggered, it will limit our ability to use some of our net operating loss carryforwards. In addition, since we will need to raise substantial additional funding to finance our operations, we may undergo further ownership changes in the future, which could further limit our ability to use net operating loss carryforwards. As a result, if we generate taxable income, our ability to use some of our net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could result in increased future tax liabilities to us.

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Results of Operations

Comparison of the Three Months Ended March 31, 2015 and 2014:

	Three months ended March 31,		Increase (Decrease)
	2015	2014	$	%
	(amounts in thousands)
Operating expenses:
Research and development	$1,754	$227	$1,527	673%
General and administrative	2,385	647	1,738	268%

Total operating expenses	4,139	874
Other income (expense):
Interest income (expense)	3	(4,273)	(4,276)	(100)%

Net loss	$(4,136)	$(5,147)

Research and Development. Our research and development expenses were $1.8 million and $227,000 for the three months ended March 31, 2015 and 2014, respectively. The increase was primarily due to our Phase II clinical trials and management’s salaries and benefits which commenced with being a public company.

General and Administrative. Our general and administrative expenses were $2.4 million and $647,000 for the three months ended March 31, 2015 and 2014, respectively. This increase of $1.7 million was due to costs of $894,000 associated with the Alkermes acquisition, management’s salaries, benefits and stock-based compensation, and increased consulting and legal fees associated with being a public company.

Interest Expense. Interest expense on our Bridge Notes that were converted to common stock in March 2014 upon the closing of our IPO was $0 and $192,000 for the three months ended March 31, 2015 and March 31, 2014, respectively. Since the conversion price of our Bridge Notes allowed the note holders to convert at 75% of the initial offering price per share in the IPO, we recorded a non-cash interest charge of approximately $4.1 million upon the closing of the IPO.

Liquidity and Capital Resources

As of March 31, 2015 and December 31, 2014, we had $16.6 million and $19.7 million, respectively, in cash and cash equivalents. We expect that cash and cash equivalents, together with interest income, will be sufficient to fund our current operations through the end of March 2016. Since inception through March 31, 2015, we have financed our product development, operations and capital expenditures primarily from private sales of $4.0 million of our Series A Stock, $9.6 million of our Bridge Notes and $30.3 million from our IPO.

We will need to raise additional funds in order to continue our clinical trials of our product candidates, to commercialize any product candidates or technologies and to enhance our sales and marketing efforts for additional products we may acquire. Insufficient funds may cause us to delay, reduce the scope of, or eliminate one or more of our development, commercialization or expansion activities. Our future capital needs and the adequacy of our available funds will depend on many factors, including the cost of clinical studies and other actions needed to obtain regulatory approval of our products in development. If additional funds are required, we may raise such funds through public or private sales of equity or debt securities or from bank or other loans or through strategic research and development, licensing and/or marketing arrangements from time to time. Financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could materially adversely impact our growth plans and our financial condition or results of operations. Additional equity financing, if available, may be dilutive to the holders of our common stock and may involve significant cash payment obligations and covenants that restrict our ability to operate our business.

On February 2, 2015, we entered into a common stock purchase agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, or Aspire Capital, pursuant to which Aspire Capital is committed to purchase, at our election, up to an aggregate of $10.0 million of shares of our common stock over the 24-month term of the Purchase Agreement. On the execution of the Purchase Agreement, we issued 96,463 shares of our common stock to Aspire Capital. The shares may be

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sold by us to Aspire Capital on any business day we select in two ways: (1) through a regular purchase of up to 50,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (2) through a purchase at a volume weighted average price, or VWAP, of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lessor of the closing sale price or 95% of the VWAP for such purchase date. To date, we have not sold any shares to Aspire Capital under the Purchase Agreement.

In connection with the acquisition of the assets from Alkermes, on March 7, 2015, the Company, through a wholly owned subsidiary, entered into a credit agreement with OrbiMed. Pursuant to the credit agreement, contemporaneously with the closing of the acquisition, OrbiMed provided us with a term loan in the original principal amount of $50.0 million, which amount was used to fund the Alkermes acquisition. The Company guaranteed all of the subsidiary’s obligations under the credit agreement. The unpaid principal amount under the credit agreement is due and payable on the five year anniversary of the loan provided thereunder by OrbiMed. The credit agreement also provides for certain mandatory prepayment events, including a quarterly excess cash flow prepayment requirement at OrbiMed’s request. We may make voluntary prepayments in whole or in part, subject to: (i) on or prior to the 36 month anniversary of the closing of the credit agreement, payment of a Buy-Out Premium Amount (as defined in the credit agreement); and (ii) after the 36 month anniversary of the closing of the credit agreement, payment of an Exit Fee Amount (as defined in the credit agreement). The interest rate under the credit agreement is a rate per annum equal to 14.0% plus the greater of: (i) the LIBO Rate (as defined in the credit agreement) and (ii) 1.0%. In addition, the credit agreement contains certain financial and other covenants, including a minimum liquidity requirement and minimum revenue targets, maximum leverage ratios and includes limitations on, among other things, additional indebtedness, paying dividends in certain circumstances, acquisitions and certain investments.

Sources and Uses of Cash

Cash used in operations was $3.0 million and $816,000 for the three months ended March 31, 2015 and 2014, respectively, which represents our operating losses less our stock-based compensation and non-cash interest expense and beneficial conversion charge taken on our Bridge Notes upon the conversion of such Bridge Notes, including accrued interest, into common stock.

Cash used in financing activities was $125,000 for the three months ended March 31, 2015 as a result of costs incurred relating to the OrbiMed term loan and Aspire Capital Purchase Agreement. Cash provided by financing activities was $30.7 million for the three months ended March 31, 2014 as a result of successfully raising net proceeds of $30.5 million from the IPO and the issuance of $175,000 of Bridge Notes to SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P.

Our future use of operating cash and capital requirements will depend on many forward-looking factors, including the following:

•	the timing and expenses of trials prior to a New Drug Application, or NDA, for Dex-IN and IV/IM meloxicam;

•	the timing and outcome of the FDA’s review of an NDA for Dex-IN and IV/IM meloxicam if our trials are successful;

•	the extent to which the FDA may require us to perform additional preclinical studies, clinical trials or pre-commercial manufacturing of Dex-IN and IV/IM meloxicam;

•	the costs of our commercialization activities if approved by the FDA;

•	the cost of purchasing manufacturing and other capital equipment for our potential products;

•	the scope, progress, results and costs of development for our other product candidates;

•	the cost, timing and outcome of regulatory review of our other product candidates;

•	the extent to which we acquire or invest in products, businesses and technologies;

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•	the extent to which we choose to establish collaboration, co-promotion, distribution or other similar agreements for product candidates; and

•	the costs of preparing, submitting and prosecuting patent applications and maintaining, enforcing and defending intellectual property claims.

We might seek additional debt or equity financing or both to fund our operations or product acquisitions. If we increase our debt levels, we might be restricted in our ability to raise additional capital and might be subject to financial and restrictive covenants. Our shareholders may experience dilution as a result of the issuance of additional equity securities. This dilution may be significant depending upon the amount of equity securities that we issue and the prices at which we issue any securities.

Contractual Commitments

The following is a discussion of our contractual commitments as of the end of the first quarter of 2015. We are involved with in-licensing of product candidates that are generally associated with payments to the partner from whom we have licensed the product. Such payments frequently take the form of:

•	an up-front payment, the size of which varies depending on the phase of the product candidate and how many other companies would like to obtain the product, which is paid very soon after signing a license agreement;

•	royalties as a percentage of net sales of the product; and

•	milestone payments which are paid when certain parts of the overall development program and regulatory milestones (such as filing an investigational new drug application, or IND, or an NDA) are successfully accomplished, as well meeting certain sales thresholds.

We may also out-license products, for which we hold the rights, to other companies for commercialization in other territories, or at times, for other uses. If this happens, we would expect to be paid:

•	an up-front payment made at or shortly after signing a partnering agreement;

•	royalties as a percentage of net sales of the product;

•	milestone payments that may be made on completion of a phase of a clinical program, or regulatory approval in a given territory; and

•	a payment or payments made upon achievement of a certain level of sales in a given year.

Orion

In August 2008, we entered into a License Agreement with Orion for non-injectable Dex. Under the Dexmedetomidine License Agreement, we were granted an exclusive license under Orion Know-How and Cygnus/Farmos Patent to commercialize products in the territory, as defined in such agreement, and to use, research, develop, and have made products worldwide solely for purposes of commercialization. We also entered into a Supply Agreement with Orion pursuant to which Orion will supply us with development quantities of Dex at no cost. Upon receipt of regulatory approval, Orion will supply commercial quantities of bulk active pharmaceutical ingredient Dex for commercialization.

We will pay milestone payments to Orion of up to 20.5 million Euros ($22.0 million as of March 31, 2015) after regulatory approval of Dex dosage forms and upon achieving certain sales milestones. We will also pay Orion royalty payments on net sales of our products, which royalty payments will be paid at varying percentages. Through March 31, 2015, no milestones have been achieved.

We also have an active pharmaceutical ingredient, or API, agreement with Orion for the supply of Dex, which we believe provides fair and arm’s-length pricing for the purchase of the Dex API that is produced in compliance with current good manufacturing practices, and which addresses certain circumstances related to the provision of qualified manufacturing facilities or alternatives.

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In July 2010, we entered into a License Agreement with Orion for Fado. Under the Fadolmidine License Agreement, we were granted an exclusive license under Orion Know-How and Orion Patent Rights to commercialize products in the territory, as defined in such agreement, and to use, research, develop, and have made products worldwide solely for purposes of commercialization.

We will pay milestone payments to Orion of up to 12.2 million Euros ($13.1 million as of March 31, 2015) based on regulatory filings and approval and on commercialized net sales levels. We will also pay Orion royalty payments on net sales of our products, which royalty payments will be paid at varying percentages. Through March 31, 2015, no milestones have been achieved.

Leases

We lease our facilities space under an operating lease on a month-to-month basis with MCG, a related party.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Critical Accounting Policies and Estimates

The Company’s significant accounting policies, which include management’s best estimates and judgments, are included in Note 3 to the financial statements for the year ended December 31, 2014 included in the Company’s Form 10-K. There have been no significant changes in the Company’s critical accounting policies since December 31, 2014.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. These market risks are principally limited to interest rate fluctuations. At March 31, 2015, we had approximately $16.6 million invested in money market instruments and government agency bonds. We believe our policy of investing in highly rated securities, whose liquidities are, at March 31, 2015, all less than 90 days, minimizes such risks. Due to the short-term duration of our investment portfolio and the low risk profile of our investments, an immediate 10.0% change in interest rates would not have a material effect on the fair market value of our portfolio. Accordingly, we would not expect our operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on our investment portfolio. We do not enter into investments for trading or speculative purposes.

Item 4.	Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act) as of March 31, 2015. We maintain disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s, or the SEC’s, rules and forms and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. Our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of March 31, 2015, our principal executive officer and principal financial officer concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

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Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings.

None.

Item 1A.	Risk Factors

We are subject to additional risks in connection with the operation and integration of assets acquired from Alkermes plc, which may adversely affect our business, financial condition and results of operations.

In April 2015, we closed the acquisition of certain assets from Alkermes, consisting of certain intellectual property assets and a manufacturing facility. The acquisition resulted in the transformation of our business due to our becoming the operator of a manufacturing facility and by increasing our workforce with the addition of certain of Alkermes’ employees. In light of such changes, our business is subject to new risks and uncertainties. The new risks to which we are now exposed include, but are not limited to, the following:

•	Risks related to the manufacture of products;

•	Dependence on collaborative partners for the commercialization of products;

•	Potential for declining revenues and profitability related to our products due to a variety of factors including increased market competition;

•	Compliance with regulatory requirements in the manufacture of our products and with respect to controlled substances;

•	Reliance on third parties, including a limited number of suppliers and pharmaceutical wholesalers in connection with the manufacture and distribution of our products;

•	Challenges or invalidation of existing intellectual property on manufactured products;

•	Capital requirements for the manufacturing facility beyond our current expectations;

•	Litigation, including product liability litigation, may result in financial losses, harm our reputation and divert management resources;

•	Environmental, health and safety risks relating to the operation of a manufacturing facility; and

•	Ability to successfully integrate and manage people and systems from the acquisition.

It is possible that additional risks will be applicable to our company as a result of the assets acquired from Alkermes. We cannot anticipate all of these risks and cannot guarantee that we will be able to adequately address these risks. These risks and uncertainties, as well as others that may arise following the acquisition, could have a material adverse effect on our business, financial condition and results of operations.

Integrating the acquired assets may be more difficult, costly or time consuming than expected and the anticipated benefits of the acquisition may not be realized.

The success of our acquisition of assets from Alkermes, including anticipated benefits, will depend, in part, on our ability to successfully combine and integrate such assets with our business. It is possible that the integration process could result in the loss of key employees, higher than expected costs, diversion of management attention, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain

20

relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the acquisition. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully or at all, or may take longer to realize than expected. These integration challenges could have an adverse effect on us or the assets that we acquired from Alkermes during the integration period.

In connection with the acquisition, we incurred significant indebtedness, which could adversely affect our business, including by decreasing our business flexibility.

Prior to the acquisition, we had no outstanding indebtedness. Contemporaneously with the closing of the acquisition, we entered into a $50.0 million credit agreement with OrbiMed. Accordingly, we have substantially increased indebtedness following the acquisition in comparison to a recent historical basis, which could have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions and increasing our interest expense. The amount of cash required to pay interest and/or principal upon maturity on our indebtedness will increase the demands on our cash resources. The increased levels of indebtedness could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for us relative to other companies with lower debt levels. If we do not achieve the expected benefits from the acquisition, or if the financial performance of our company following the acquisition, does not meet current expectations, then our ability to service our indebtedness may be adversely impacted.

Our debt obligations include covenants that restrict our business, which may adversely affect us.

The credit agreement with OrbiMed contains certain financial and other covenants, including a minimum liquidity requirement and minimum revenue targets, maximum leverage ratios and includes limitations on, among other things, additional indebtedness, paying dividends in certain circumstances, acquisitions and certain investments. The credit agreement provides that the violation of any term, covenant or condition of the loan and other ancillary agreements will constitute an event of default. Accordingly, any failure to comply with the terms, covenants and conditions of the term loan may result in an event of default under such agreements, and could have a material adverse effect on our business, financial condition and results of operations.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

Use of Proceeds

On March 6, 2014, our registration statement on Form S-1 (File No. 333-191879) was declared effective by the SEC for our IPO of common stock. Aegis Capital Corporation acted as the sole book-running manager and Brean Capital, LLC acted as co-manager for the offering. At the closing of the IPO on March 12, 2014, we sold 4,312,000 shares of common stock, which includes the full exercise of the underwriters’ over-allotment, at an IPO price of $8.00 per share and received gross proceeds of $34.5 million, which results in net proceeds to us of approximately $30.4 million after deducting underwriting discounts, commissions and related offering costs.

As of March 31, 2015, we have used approximately $13.5 million of the net proceeds from the IPO for our initial Dex-IN Phase II clinical trial, manufacturing costs, short term preclinical studies, working capital and other general corporate purposes, a portion of which was paid to MCG, an affiliate of the Company. We believe that the net proceeds from the IPO and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations through the end of March 2016, although there can be no assurance in that regard. No offering costs were paid directly or indirectly to any of our directors or officers or persons owning ten percent or more of any class of our equity securities or any other affiliates.

We cannot predict with certainty all of the particular uses for our current funds, or the amounts that we will actually spend on the uses described in our Form S-1. The amounts and timing of our actual use of these funds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs. As a result, our management will have broad discretion in the application of these funds, and investors will be relying on our judgment regarding the application of the net proceeds of the offering.

Item 3.	Defaults Upon Senior Securities.

None.

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Item 4.	Mine and Safety Disclosures.

Not applicable.

Item 5.	Other Information.

None.

Item 6.	Exhibits.

(a) Exhibits required by Item 601 of Regulation S-K.

Exhibit No.	Description	Method of Filing

2.1†	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

4.1	Registration Rights Agreement, dated February 2, 2015, between Recro Pharma, Inc. and Aspire Capital Fund, LLC.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 3, 2015.

4.2	Form of Alkermes Warrant.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

4.3	Form of OrbiMed Warrant.	Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.1	Common Stock Purchase Agreement, dated February 2, 2015, between Recro Pharma, Inc. and Aspire Capital Fund, LLC.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2015.

10.2†	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.3	First Amendment to Credit Agreement, dated April 10, 2015, by and among Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 16, 2015.

10.4	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.5†	Asset Transfer and License Agreement, dated as of April 10, 2015, between Alkermes Pharma Ireland Limited and DV Technology LLC.	Filed herewith.

10.6†	Transition Services Agreement, dated as of April 10, 2015, by and among Alkermes Pharma Ireland Limited, Recro Pharma, Inc., DV Technology LLC, and Alkermes Gainesville LLC.	Filed herewith.

31.1	Rule 13a-14(a)/15d-14(a) certification of Principal Executive Officer.	Filed herewith.

31.2	Rule 13a-14(a)/15d-14(a) certification of Principal Financial Officer.	Filed herewith.

31.3	Rule 13a-14(a)/15d-14(a) certification of Principal Accounting Officer.	Filed herewith.

32.1	Section 1350 certification, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

101 INS	XBRL Instance Document	Filed herewith.

101 SCH	XBRL Taxonomy Extension Schema	Filed herewith.

101 CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed herewith.

101 DEF	XBRL Taxonomy Extension Definition Linkbase	Filed herewith.

101 LAB	XBRL Taxonomy Extension Label Linkbase	Filed herewith.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

RECRO PHARMA, INC.

Date: May 12, 2015	By:	/s/ Gerri A. Henwood
Gerri A. Henwood
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2015	By:	/s/ Charles Garner
Charles Garner
Chief Financial Officer
(Principal Financial Officer)

Date: May 12, 2015	By:	/s/ Donna Nichols
Donna Nichols
Vice President, Corporate Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1†	Purchase and Sale Agreement, dated March 7, 2015, by and among Recro Pharma, Inc., Recro Pharma LLC, Daravita Limited, Alkermes Pharma Ireland Limited and Eagle Holdings USA, Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

4.1	Registration Rights Agreement, dated February 2, 2015, between Recro Pharma, Inc. and Aspire Capital Fund, LLC.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 3, 2015.

4.2	Form of Alkermes Warrant.	Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

4.3	Form of OrbiMed Warrant.	Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.1	Common Stock Purchase Agreement, dated February 2, 2015, between Recro Pharma, Inc. and Aspire Capital Fund, LLC.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2015.

10.2†	Credit Agreement, dated as of March 7, 2015, by and between Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.3	First Amendment to Credit Agreement, dated April 10, 2015, by and among Recro Pharma LLC and OrbiMed Royalty Opportunities II, LP	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 16, 2015.

10.4	Guarantee, dated as of March 7, 2015, by Recro Pharma, Inc. in favor of OrbiMed Royalty Opportunities II, LP.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 11, 2015.

10.5†	Asset Transfer and License Agreement, dated as of April 10, 2015, between Alkermes Pharma Ireland Limited and DV Technology LLC.	Filed herewith.

10.6†	Transition Services Agreement, dated as of April 10, 2015, by and among Alkermes Pharma Ireland Limited, Recro Pharma, Inc., DV Technology LLC, and Alkermes Gainesville LLC.	Filed herewith.

31.1	Rule 13a-14(a)/15d-14(a) certification of Principal Executive Officer.	Filed herewith.

31.2	Rule 13a-14(a)/15d-14(a) certification of Principal Financial Officer.	Filed herewith.

31.3	Rule 13a-14(a)/15d-14(a) certification of Principal Accounting Officer.	Filed herewith.

32.1	Section 1350 certification, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

101 INS	XBRL Instance Document	Filed herewith.

101 SCH	XBRL Taxonomy Extension Schema	Filed herewith.

101 CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed herewith.

101 DEF	XBRL Taxonomy Extension Definition Linkbase	Filed herewith.

101 LAB	XBRL Taxonomy Extension Label Linkbase	Filed herewith.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

24

Exhibit 10.5

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET TRANSFER AND LICENSE AGREEMENT

This ASSET TRANSFER AND LICENSE AGREEMENT (the “Agreement”) is dated as of April 10, 2015 (the “Effective Date”) between Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (registered number 448848) whose registered address is Connaught House, 1 Burlington Road, Dublin 4, Ireland (“APIL”), and DV Technology LLC, a Delaware limited liability company whose registered address is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA (“Purchaser,” and Purchaser shall include, after the Effective Date, any entity possessing the obligations of Purchaser set forth in this Agreement).

RECITALS:

WHEREAS, APIL desires to sell and assign to Purchaser, and Purchaser desires to purchase and acquire from APIL, part of APIL’s controlled release drug development business (the “Business”), comprising the Transferred IP and the Transferred Agreements, and a license of the Nanotechnology IP, the OCR IP, the Abuse Resistant Patents and the Licensed Trademarks, subject to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Definitions.

Abuse Resistant Patents shall mean any patent application owned by APIL as of the Effective Date and listed in Exhibit A-6 hereto (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

Acorda Agreements shall mean (i) Amended and Restated License Agreement between APIL and Acorda Therapeutics, Inc. dated September 26, 2003, as amended; (ii) Supply Agreement between APIL and Acorda Therapeutics, Inc. dated September 26, 2003, as amended; (iii) Development and Supplemental Agreement dated January 14, 2011 to Amended and Restated License Agreement dated September 26, 2003 between APIL and Acorda Therapeutics, Inc., as amended, and Supply Agreement dated September 26, 2003 between APIL and Acorda Therapeutics, Inc., as amended; and (iv) any related ancillary agreements between APIL and Acorda Therapeutics, Inc. or its affiliates.

Affiliate shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Agreement, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings). For purposes of Section 7 of this Agreement, APIL shall not be treated as an Affiliate of Purchaser, and Purchaser shall not be treated as an Affiliate of APIL.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BiDil Products shall mean BiDil XR™, a fixed dose combination of hydralazine hydrochloride and isosorbide dinitrate, and any other pharmaceutical products that may be licensed by APIL pursuant to the NitroMed Agreements.

Controlled shall mean with respect to any intellectual property, that APIL, in whole or in part, owns or has a license to such intellectual property and has the ability to grant a license or a sublicense, as applicable, or to otherwise disclose proprietary or trade secret information, to Purchaser or its sublicensees, without paying any consideration to any third party and without either misappropriating the proprietary or trade secret information of a third party or violating the terms of any agreement or other arrangement with any third party existing and in effect at the time APIL would be required to grant Purchaser or its sublicensees such license or sublicense.

Focalin Agreements shall mean: (i) Preliminary Development Agreement between APIL and Novartis Pharma AG dated September 21, 2001; (ii) License and Supply Agreement between APIL and Novartis Pharma AG dated December 17, 2004, as amended; and (iii) any related ancillary agreements between APIL and Novartis Pharma AG or its affiliates.

Focalin Products shall mean Focalin XR®, an extended-release oral formulation of dexmethylphenidate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Focalin Agreements.

Know-How shall mean all proprietary data, information, knowledge, know-how, inventions, discoveries, trade secrets, processes, techniques, strategies, methods, practices, skills, experience, documents, apparatus, devices, assays, screens, databases (including safety databases), database structures and data analysis methods, compositions, materials, methods, formulas, improvements, clinical and non-clinical study reports, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

Licensed Trademarks shall mean APIL’s trademarks (i) NanoCrystal®, (ii) SODAS®, (iii) CODAS® and (iv) BeadTek™, application and registration details for which, as of the Effective Date, are set out in Exhibit B-2 hereto.

Meloxicam IV/IM shall mean an aqueous extended-release formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam that has been developed by APIL using NanoCrystal Technology, including an intravenous or intramuscular form existing as of the Effective Date.

Meloxicam Parenteral Formulation shall mean a parenteral formulation of the selective COX-2 inhibitor non-steroidal anti-inflammatory drug meloxicam developed at any time on or after the Effective Date by or on behalf of Purchaser using NanoCrystal Technology. For the avoidance of doubt, the Meloxicam Parenteral Formulation shall not be deemed to include Meloxicam IV/IM.

Merck Agreement shall mean the Technology Transfer and License Agreement between APIL and Merck & Co, Inc. dated July 26, 1999, as amended.

2

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NanoCrystal Technology shall mean APIL’s proprietary technology comprising:

a. nanoparticulate dispersions of compounds stabilized against particle growth or agglomeration, and materials, methods and equipment used for making such dispersions; and

b. formulations, including finished formulations incorporating or derived from such dispersions, and materials, methods and equipment used for making such dispersions, provided such formulations, materials, methods and equipment are for the maintenance and control of (i) nanoparticulate size of the nanoparticulate component; (ii) redispersability of the nanoparticle nanoparticulate component in biological fluids; (iii) the rate of release or delivery of the nanoparticle nanoparticulate component in vivo; or (iv) the anatomical site of release of the nanoparticle nanoparticulate component from the finished dosage form of a pharmaceutical product.

Nanotechnology IP shall mean the Nanotechnology Know-How and the Nanotechnology Patents.

Nanotechnology Know-How shall mean any Know-How Controlled by APIL as of the Effective Date relating to Meloxicam IV/IM.

Nanotechnology Patents shall mean all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-2 hereto (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

NitroMed Agreements shall mean (i) License Agreement between APIL and NitroMed, Inc. dated February 9, 2007; and (ii) any related ancillary agreements between APIL and NitroMed, Inc. or its affiliates.

OCR IP shall mean the OCR Know-How and the OCR Patents.

OCR Know-How shall mean any Know-How Controlled by APIL as of the Effective Date relating to OCR Technology.

OCR Patents shall mean all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-3 hereto, (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), together with any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

OCR Technology shall mean (i) APIL’s proprietary oral controlled release SODAS® (Spheroidal Oral Drug Absorption System) technology comprising a multiparticulate drug delivery system based on the production of controlled-release beads typically of approximately 1 to 2 mm in diameter containing drug plus excipients coated with product-specific modified-release polymers to achieve varying degrees of modified release depending upon the required release profile for any particular product; control of drug release may be a result of the use of pH-dependent or independent coatings and a single polymer system or a combination of polymers. Once produced, the coated beads are formulated into the final dosage form;

3

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and (ii) APIL’s formulation technology based on the production of a population of coated beads containing a gelling agent plus excipients. These gelling agent-containing beads are designed for abuse deterrent formulations and do not contain any drug. OCR Technology excludes APIL Know-How relating to alcohol dose dumping.

Paladin Agreements shall mean (i) License and Distribution Agreement between APIL and Paladin Labs Inc. dated May 12, 2011; and (ii) any related ancillary agreements between APIL and Paladin Labs Inc. or its affiliates.

Paladin Patents shall mean all patents and patent applications licensed by APIL to Paladin as of the Effective Date pursuant to the Paladin Agreements, including those listed in Exhibit A-5 hereto.

Paladin Products shall mean any pharmaceutical products that may be licensed by APIL pursuant to the Paladin Agreements.

Person shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

Ritalin Agreements shall mean (i) Development, License and Supply Agreement between APIL and Novartis Pharmaceuticals Corporation dated December 17, 1997, as amended; and (ii) any related ancillary agreements between APIL and Novartis Pharmaceuticals Corporation or its affiliates.

Ritalin Products shall mean Ritalin SR®, a sustained-release oral formulation of methylphenidate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Ritalin Agreements.

Transferred Agreements shall mean: (i) the Focalin Agreements; (ii) the Ritalin Agreements; (iii) the Paladin Agreements; (iv) the Verapamil Agreements; (v) the Zogenix Agreements; (vi) the NitroMed Agreements; and (vii) the Transferred License and Settlement Agreements.

Transferred IP shall mean (i) the Transferred Patents and (ii) the Transferred Trademarks, in each case, together with: (a) the right to claim priority under the Paris Convention and any other similar provision of national or international law, (b) the right to sue and recover damages or other compensation or equitable relief for past, present or future infringement, misappropriation or violation thereof, and (c) the right to fully and entirely stand in the place of APIL in all matters related thereto.

Transferred License and Settlement Agreements shall mean those License Agreements and Settlement Agreements as listed in Exhibit C hereto.

Transferred Patents shall mean (i) the Paladin Patents, (ii) the Zogenix Patents; and (iii) all patents and patent applications owned by APIL as of the Effective Date and listed in Exhibit A-1 hereto (the patents and patent applications listed in subsections A-1.5, A-1.6 and A-1.7 of Exhibit A-1 being described as the “Grant-Back Patents”) (which for purposes of this Agreement shall include for the patents and patent applications described in each of clauses (i), (ii), and (iii), the certificates of invention and applications for such certificates), together with (for the patents and patent applications described in each of clauses (i), (ii) and (iii)) any patents resulting therefrom, including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

4

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Transferred Trademarks shall mean the Verelan trademark owned by APIL used with respect to Verapamil Products as of the Effective Date, related registrations as listed in Exhibit B-1 hereto, and the goodwill associated therewith.

Verapamil Agreements shall mean (i) License and Supply Agreement between APIL and Kremers Urban Pharmaceuticals, Inc. dated January 1, 2014; (ii) Amended and Restated License and Supply Agreement between APIL and Watson Laboratories, Inc. dated June 26, 2003, as amended; and (iii) any related ancillary agreements between APIL and either Kremers Urban Pharmaceuticals, Inc. or its affiliates or Watson Laboratories, Inc. or its affiliates.

Verapamil Products shall mean any sustained-release oral formulations of verapamil hydrochloride and any other pharmaceutical products that may be licensed by APIL pursuant to the Verapamil Agreements.

Zanaflex Agreements shall mean (i) Asset Purchase Agreement between APIL and Acorda Therapeutics, Inc. dated July 21, 2004; (ii) Supply Agreement between APIL and Acorda Therapeutics, Inc. dated July 21, 2004; and (iii) any related ancillary agreements between APIL and Zogenix, Inc. or its affiliates.

Zogenix Agreements shall mean: (i) License Agreement between APIL and Zogenix, Inc. dated November 27, 2007, as amended; (ii) Development and Clinical Supply Agreement between APIL and Zogenix, Inc. dated December 20, 2007; (iii) Commercial Manufacturing and Supply Agreement between APIL and Zogenix, Inc. dated November 2, 2012; and (iv) Second Generation (ZX004) Commercial Manufacturing and Supply Agreement between Daravita Limited and Zogenix, Inc. dated March 5, 2015 (v) any related ancillary agreements between APIL and Zogenix, Inc. or its affiliates.

Zogenix Patents shall mean all patents and patent applications licensed by APIL to Zogenix as of the Effective Date pursuant to the Zogenix Agreements, including those listed in Exhibit A-4 hereto.

Zogenix Products shall mean Zohydro™ ER, an extended-release oral formulation of hydrocodone bitartrate, and any other pharmaceutical products that may be licensed by APIL pursuant to the Zogenix Agreements.

2. Transfer of Transferred IP.

a. Transferred IP. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases, acquires and accepts from APIL, all of APIL’s right, title and interest on the Effective Date throughout the world in and to the Transferred IP.

b. Licenses Back of Paladin Patents and Zogenix Patents. Subject to the terms and conditions of this Agreement, effective the Effective Date, Purchaser hereby grants APIL a non-exclusive, worldwide license under the Grant-Back Patents, the Paladin Patents and the Zogenix Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import pharmaceutical products for the treatment of any human disease, disorder or condition, subject to the Paladin Agreements, the Zogenix Agreements, the Focalin Agreements and the Ritalin Agreements. Subject to the terms and conditions of this Agreement, Purchaser hereby also grants APIL an exclusive, worldwide license under the Grant-Back Patents, the Paladin Patents and the Zogenix Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import any pharmaceutical products licensed, supplied or developed under

5

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Acorda Agreements. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses granted by Purchaser to APIL under this Section 2(b) shall extend until the expiration or invalidation of all Grant-Back Patents, Paladin Patents and Zogenix Patents.

c. Transfer of Transferred Patents. After the Effective Date, APIL shall execute, or procure the execution of, such formal documents of sale and/or assignment as are required consistent with the terms and conditions of this Agreement to formally record the change of title to the Transferred Patents to Purchaser in a timely manner.

d. Transfer of Transferred Trademarks. After the Effective Date, APIL shall execute, or procure the execution of, such formal documents of sale and/or assignment as are required consistent with the terms and conditions of this Agreement to formally record the change of title to the Transferred Trademarks to Purchaser in a timely manner.

e. Prosecution and Enforcement. Purchaser shall have the right to file, prosecute (including any oppositions, appeals, prosecution before the U.S. Patent Office and Patent Trial and Appeal Board, as well as post-grant procedures such as, for example, interference proceedings, Inter Partes Review, Post Grant Review, re-examination, reissue, and derivation procedures) and maintain (“Prosecute”) and defend and enforce (“Enforce,” and collectively, “Prosecute and Enforce”) the Transferred Patents at its sole discretion and cost and expense. Purchaser shall keep APIL reasonably informed of activities undertaken to Prosecute and Enforce the Transferred Patents and provide APIL with copies of material correspondence and filings relating to activities undertaken to Prosecute and Enforce the Transferred Patents.

3. License.

a. Nanotechnology License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser an exclusive, worldwide license under the Nanotechnology IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import Meloxicam IV/IM and Meloxicam Parenteral Formulation for the treatment of any human disease, disorder or condition, subject to the Merck Agreement. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses and rights granted by APIL to Purchaser under this Section 3(a) shall be perpetual, unless terminated pursuant to the provisions of Exhibit D hereto.

b. OCR Licenses. Subject to the terms and conditions of this Agreement, the Acorda Agreements and the Zanaflex Agreements, effective the Effective Date, APIL hereby grants Purchaser a non-exclusive, worldwide license under the OCR IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import pharmaceutical products for the treatment of any human disease, disorder or condition. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby also grants Purchaser an exclusive, worldwide license under the OCR IP, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import the BiDil Products, the Focalin Products, the Ritalin Products, the Paladin Products, the Verapamil Products and the Zogenix Products. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses and rights granted by APIL to Purchaser under this Section 3(b) shall be perpetual, unless terminated pursuant to the provisions of Exhibit D hereto.

c. Abuse Resistant Patents License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser an exclusive, worldwide license under the

6

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Abuse Resistant Patents, with the right to sublicense, to develop, make, have made, use, sell, offer to sell and import the Paladin Products and the Zogenix Products. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that all of the licenses granted by APIL to Purchaser under this Section 3(c) shall extend until the expiration or invalidation of all Abuse Resistant Patents.

d. Delivery of Licensed Know-How. Promptly following the Effective Date, APIL shall make available to Purchaser the Nanotechnology Know-How and the OCR Know-How in an orderly fashion and in a manner such that the value of such Know-How is preserved in all material respects.

e. Trademark License. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby grants Purchaser a non-exclusive, worldwide license to use the Licensed Trademarks for the advertising, promotion, marketing, distribution and sale of pharmaceutical products covered by the licenses granted in Sections 3(a), (b) and (c) hereof. Purchaser shall have the right to grant sublicenses under the foregoing non-exclusive license to its sublicensees under Sections 3(a), (b) and (c) hereof, subject to the provisions of this Section 3(e). Purchaser hereby acknowledges APIL’s exclusive right, title and interest in and to the Licensed Trademarks and agrees that Purchaser and its sublicensees will not at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or APIL’s exclusive right, title and interest in and to the Licensed Trademarks. Purchaser and its sublicensees will not in any manner represent that they own the Licensed Trademarks, and Purchaser hereby acknowledges that use of the Licensed Trademarks as set forth in this Section 3(e) shall not create any rights, title or interest in or to the Licensed Trademarks in favor of Purchaser or its sublicensees, but that all use of the Licensed Trademarks by Purchaser and its sublicensees shall inure to the benefit of APIL. Purchaser shall submit to APIL for its review and approval samples of any proposed use of the Licensed Trademarks at least fifteen (15) days prior to such use by Purchaser. APIL shall review any proposed use of the Licensed Trademarks within fifteen (15) days of Purchaser’s written request, and if APIL does not either approve or decline to approve such use within such 15-day period, such use shall be automatically deemed approved. Any such approval shall be deemed to be approval of the same or similar uses of the Licensed Trademarks thereafter. APIL shall not unreasonably withhold, delay or condition any such approval request by Purchaser.

f. Prosecution. APIL shall have the right to Prosecute any issued patent or pending patent application within the Nanotechnology Patents, the OCR Patents, and the Abuse Resistant Patents at its sole discretion and cost and expense. APIL shall keep Purchaser reasonably informed of all activities during the course of such prosecution and provide Purchaser with copies of material correspondence and filings relating to such activities. At APIL’s request and expense, Purchaser will cooperate to Prosecute the Nanotechnology Patents, the OCR Patents and the Abuse Resistant Patents. Without prejudice to the generality of the foregoing sentence, Purchaser shall keep APIL reasonably informed from time-to-time of activities relating to Zogenix Products that are encompassed by the Abuse Resistant Patents and shall reasonably allow APIL to use data and information generated by Purchaser relating to such Zogenix Products to Prosecute the Abuse Resistant Patents.

If in addition to APIL’s activities to Prosecute the Abuse Resistant Patents and the Nanotechnology Patents, Purchaser wishes with respect to any Abuse Resistant Patent or any Nanotechnology Patent listed in subsection A-2.6 of Exhibit A-1 to have a divisional, continuation or continuation-in-part application filed that solely claims a compound, composition, method of making or method of using compounds or compositions within the scope of Purchaser’s exclusive license hereunder, then Purchaser shall notify APIL and, subject to APIL’s approval, which shall not unreasonably withheld, delayed or conditioned, APIL will use commercially reasonable efforts to Prosecute such patent application, at Purchaser’s cost

7

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and expense. Promptly upon receipt, APIL will provide Purchaser with all patent office documents relating to such prosecution, and will also provide drafts of responses to office actions and other substantive filings with any patent office regarding such patent application sufficiently in advance of their submission to enable review and comment by Purchaser. APIL will consider in good faith all comments timely made by Purchaser.

g. Enforcement. APIL shall have the first right to Enforce any issued patent within the Nanotechnology Patents, the OCR Patents, or the Abuse Resistant Patents. To the extent necessary, Purchaser will cooperate with APIL, at APIL’s cost and expense, to carry out such enforcement, including joining as a party. All costs and expenses of such enforcement action will be borne by APIL, and APIL shall retain any recovery from such an enforcement action. Notwithstanding the foregoing, Purchaser may voluntarily join such enforcement action if the action pertains to an Infringing Activity (as defined below), subject to APIL’s right to control such action. Where Purchaser so joins such an enforcement action, Purchaser and APIL will share all costs and expenses thereof equally and will also share any recovery from such action equally. APIL shall not enter into any settlement agreement that would materially harm Purchaser’s rights pursuant to this Agreement without Purchaser’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Both APIL and Purchaser shall promptly notify the other party, as applicable, of any infringing activity of which they are aware with respect to any of the Nanotechnology Patents, OCR Patents, and/or Abuse Resistant Patents within the scope of an exclusive license granted to Purchaser pursuant to this Agreement to the Meloxicam Parenteral Formulation, Meloxicam IV/IM, the BiDil Products, the Focalin Products, the Ritalin Products, the Paladin Products, the Verapamil Products or the Zogenix Products (an “Infringing Activity”).

To the extent that APIL declines to Enforce any such issued patent within the Nanotechnology Patents, the OCR Patents, or the Abuse Resistant Patents with respect to an Infringing Activity, Purchaser shall have the option to Enforce such patent, at its own cost and expense, provided that Purchaser can demonstrate to APIL’s reasonable satisfaction that (i) Purchaser is contractually obligated under a Transferred Agreement to Enforce, or to allow the counterparty to such Transferred Agreement to Enforce, such patent with respect to such Infringing Activity or (ii) (A) permitting the Infringing Activity would have a materially adverse effect on Purchaser’s and its sublicensees’ sales of the product exclusively licensed under such patent, and (B) based on a due care determination, including obtaining competent legal advice, the Infringing Activity exists. In such cases, Purchaser will have sole control of such enforcement at its cost and expense. To the extent necessary, APIL will cooperate with Purchaser, at Purchaser’s cost and expense, to carry out such enforcement, including joining as a party. APIL shall also have the right, at its option and its cost and expense, to join in any such enforcement action taken by Purchaser, subject to Purchaser’s right to control such action. Any recovery from an enforcement action involving a patent within the Abuse Resistant Patents shall belong solely to Purchaser. For any recovery from an enforcement action involving a patent within the Nanotechnology Patents or OCR Patents, APIL shall be entitled to fifty percent (50%) of such recovery, provided however, that fifty percent (50%) of the legal fees, costs and expenses of such enforcement action incurred by Purchaser shall be deducted from APIL’s portion of the recovery. Purchaser shall not enter into any settlement agreement regarding the Nanotechnology Patents, OCR Patents, or Abuse Resistant Patents without APIL’s prior written consent which shall not be unreasonably withheld, delayed or conditioned.

The Parties agree that with respect to Purchaser’s obligations to Zogenix, Inc. under the Zogenix Agreements the Abuse Resistant Patents shall be deemed to be “Elan Patents” (pursuant to clause (d) of the definition of Elan Patents under the License Agreement between APIL and Zogenix, Inc. dated November 27, 2007, as amended).

8

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Transferred Agreements. Subject to the terms and conditions of this Agreement, effective the Effective Date, APIL hereby assigns to Purchaser APIL’s rights, and Purchaser hereby assumes APIL’s obligations, under the Transferred Agreements, if such Transferred Agreements are assignable at such time, except to the extent such rights and obligations relate to performance or non-performance under the Transferred Agreements on or prior to the Effective Date. On the Effective Date and thereafter from time to time until all Transferred Agreements are assigned, APIL shall transfer to Purchaser copies of the Transferred Agreements and such information in APIL’s possession as is reasonably necessary to continue conducting business under such Transferred Agreements. If any Transferred Agreement is not assignable as of the Effective Date, APIL shall use commercially reasonable efforts to seek the consent of the applicable third party(ies) to assign such Transferred Agreement to Purchaser and, if and when such consent(s) are obtained, Purchaser shall be assigned APIL’s rights and shall assume APIL’s obligations under such Transferred Agreement, except to the extent such rights and obligations relate to performance or non-performance under the Transferred Agreement on or prior to the Effective Date. To the extent permitted by applicable law and by the terms of the applicable Transferred Agreement, any Transferred Agreement that is not assignable to Purchaser as of the Effective Date shall be held, as of and from the Effective Date, by APIL for the benefit and burden of Purchaser and the covenants and obligations thereunder shall be fully performed by Purchaser on APIL’s behalf and all rights, liabilities and obligations existing thereunder, as of and from the Effective Date, shall be for Purchaser’s account. To the extent permitted by applicable law and by the terms of the applicable Transferred Agreement, APIL shall take or cause to be taken, at Purchaser’s expense, such actions as Purchaser may reasonably request which are required to be taken in order to provide Purchaser with the benefits and burdens of the Transferred Agreements that are not assignable as of the Effective Date. From and after the Effective Date, without Purchaser’s prior consent, and subject to Purchaser’s compliance with APIL’s obligations under the applicable Transferred Agreement that are not assignable as of the Effective Date, APIL shall not take, permit to be taken or omit to take any action, in each case, within APIL’s reasonable control, which would give the counterparty to such Transferred Agreement the right to terminate such Transferred Agreement or which would alter any of APIL’s rights or obligations under such Transferred Agreement in a manner that would materially adversely affect Purchaser’s rights and benefits under this Agreement. In the event Purchaser fails to substantially comply with APIL’s obligations under a Transferred Agreement that is not assignable as of the Effective Date or the counterparty to such Transferred Agreement gives notice of a breach or default under such Transferred Agreement in connection with Purchaser’s failure to comply with APIL’s obligations under such Transferred Agreement, then APIL shall have the right to take action to terminate such Agreement. APIL shall promptly pay over to Purchaser the amount of all payments received by it in respect of all such Transferred Agreements not assigned as of the Effective Date, to the extent such payments relate to performance after the Effective Date, net of any costs and expenses of APIL related to providing Purchaser with the benefits and burdens of such Transferred Agreements and net of any taxes incurred by APIL related to the provision of such benefits and burdens to Purchaser and the receipt of payments under such Transferred Agreements.

5. Consideration. In consideration of APIL’s transfer of the Transferred IP and Transferred Agreements to Purchaser in accordance with Sections 2 and 4 hereof and the grant by APIL of the licenses to Purchaser in accordance with Section 3 hereof, Purchaser shall upon execution of this Agreement pay to APIL (a) [* * *] US Dollars (US$[* * *]) in cash plus (b) the Earn-Out Consideration as described in Exhibit D hereto. The cash consideration allocable to any Irish patents forming part of the Transferred IP will amount to €[* * *]. All consideration will be paid subject to any withholding or deduction required by law. No portion of the Earn-Out Consideration as described in Exhibit D hereto will be paid in respect of the user of an Irish patent. To the extent that any of the Transferred Agreements constitute Irish situated property which is not exempt from stamp duty under section 101 of the Stamp Duties Consolidation Act, 1999, no consideration is allocated to such Transferred Agreement.

9

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. Warranties. APIL hereby represents and warrants to Purchaser as of the Effective Date as follows:

(a) Corporate Existence and Power. APIL is a corporation duly organized and validly existing under the laws of Ireland, and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

(b) Authority and Binding Agreement. APIL has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. APIL has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by APIL and constitutes a legal, valid and binding obligation of APIL that is enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law).

(c) No Conflict. The execution, delivery and performance of this Agreement by APIL does not conflict with, and would not result in a breach or violation of or constitute a default under (i) any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any material applicable law, or any judgment, decree or order of any court, governmental body or administrative or other agency having jurisdiction over it.

7. Non-Compete. During the period beginning on the Effective Date and ending [* * *] (the “Non-Compete Period”), except for ownership of the equity in Recro Pharma, Inc. issued pursuant to the warrant described in the Purchase and Sale Agreement dated March 7, 2015 by and among, APIL, Daravita Limited, Eagle Holdings USA, Inc., Recro Pharma LLC, and Recro Pharma, Inc. (the “Purchase Agreement”), APIL and its Affiliates agree not to directly or indirectly engage in, or have an ownership interest in, any business or enterprise (or subsidiary or division thereof) that engages in the development, license, manufacture, testing, packaging, storage, sale and shipment of Meloxicam IV/IM or Meloxicam Parenteral Formulation, or the underlying molecules or salts thereof in combination with the Nanotechnology IP covering such products (a “Competing Business”). If APIL and/or its Affiliates are directly or indirectly acquired by (whether by merger, acquisition of assets or equity, or otherwise), or directly or indirectly acquire (whether by merger, acquisition of assets or equity, or otherwise), a third party which engages in a Competing Business, such third party and its Affiliates (other than APIL and/or its Affiliates existing prior to the date of such acquisition) shall not be restricted from continuing to engage in such Competing Business pursuant to this Section 7, provided that the rights of such third party and its Affiliates to utilize the Nanotechnology IP in such Competing Business existed prior to the date of such acquisition.

(b) Each party acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary to protect the legitimate business interests of the other party, including without limitation such party’s confidential information and goodwill. Each party agrees, and shall not contest, that the other party’s remedies at law for any breach or threat of breach by such party or its Affiliates of the provisions of this Section 7 will be inadequate, and that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 7

10

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and to enforce specifically such terms and provisions, in addition to any other remedy to which the other party may be entitled at law or in equity. The restrictive covenants contained in this Section 7 are covenants independent of any other provision of this Agreement or other agreement between the parties and the existence of any claim which a party may allege against another party under any provision of this Agreement, any other agreement, or otherwise will not prevent the enforcement of the covenants in this Section 7. If any of the provisions contained in this Section 7 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limited and reducing it, so as to be valid and enforceable to the extent compatible with applicable law or the determination by a court of competent jurisdiction. The parties agree and intend that a party’s obligations under this Section 7 will be tolled during any period that such party is found to be in breach of any of the obligations under this Section 7, so that the other party is provided with the full benefit of the restrictive periods set forth herein.

8. Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 6 OF THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT, EXPRESS OR IMPLIED, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 6 OF THIS AGREEMENT, APIL MAKES NO REPRESENTATION, GUARANTY OR WARRANTY IN THIS AGREEMENT REGARDING THE TRANSFERRED IP, TRANSFERRED AGREEMENTS, NANOTECHNOLOGY IP, OCR IP, ABUSE RESISTANT PATENTS AND LICENSED TRADEMARKS, INCLUDING, WITHOUT LIMITATION, AS TO THE CONDITION OF TITLE, ENFORCEABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, REGISTRABILITY, NON-INFRINGEMENT OR ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED OR BY OPERATION OF LAW.

9. Further Assurances. APIL shall use reasonable efforts to take actions and execute and deliver documents that Purchaser may reasonably request to effect the terms of this Agreement, to perfect Purchaser’s title in and to the Transferred IP and to assign the Transferred Agreements.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles, statutory provisions or other rules of choice of law that would require the application of the laws of a different state or country.

11. Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes all prior and contemporaneous negotiations, agreements, representations, understandings and commitments between the parties with respect thereto. There shall be no amendments or modifications to this Agreement, except by a written document referencing this Agreement which is signed by both parties.

12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

11

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

ALKERMES PHARMA IRELAND LIMITED

By	/s/
Name:
Title:

DV TECHNOLOGY LLC

By	/s/
Name:
Title:

12

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-1

Transferred Patents

A-1.1 “Reduction of Intravenously Administered Nanoparticulate-Formulation-Induced Adverse Physiological Reactions”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

01.0056.US	ORD	United States	08/696,754	14 Aug 1996	Granted	5,834,025	14 Aug 2016
01.0056.US	REI	United States	12/027,100	06-Feb-2008	Granted	RE41,884 E	14-Aug-2016
03.0056.CA	PCT	Canada	2232879	25-Sep-1996	Granted	2232879	25-Sep-2016
03.0056.EP	DIV *	European Patent Convention	2010181619.7	29-Sep-2010	Pending	2 275 094 A	25-Sep-2016

*	Divisional from EP 96932321.1 (EP 0 859 604)

A-1.2 “Nanoparticulate Compositions Having Lysozyme as a Surface Stabilizer”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

01.0083.US	ORD	United States	10/357,514	04-Feb-2003	Granted	7459283	10-Jul-2026
01.0083.US	CON	United States	12/292,091	12-Nov-2008	Granted	8323641	04-Feb-2023
01.0083.US	CON	United States	13/693,858	04-Dec-2012	Granted	8652464	12-Nov-2028
	CON	United States	14/182,097	17-Feb-2014	Pending
03.0083.AT	PCT	Austria	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.BE	PCT	Belgium	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.BG	PCT	Bulgaria	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.CA	PCT	Canada	2475092	04-Feb-2003	Granted	2475092	04-Feb-2023
03.0083.CZ	PCT	Czech Republic	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.DK	PCT	Denmark	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date
03.0083.EP	EPC	European Patent Convention	03737537.5	04-Feb-2003	Granted	1 471 887
03.0083.FI	PCT	Finland	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.FR	PCT	France	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.DE	PCT	Germany	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.GR	PCT	Greece	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.HU	PCT	Hungary	EP Validation	04-Feb-2003	Granted	E008527	04-Feb-2023
03.0083.IE	PCT	Ireland	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.IT	PCT	Italy	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.JP	PCT	Japan	2003-565446	04-Feb-2003	Granted	4598399	04-Feb-2023
03.0083.NL	PCT	Netherlands	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.PT	PCT	Portugal	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.SK	PCT	Slovakia	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.ES	PCT	Spain	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.SE	PCT	Sweden	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.CH/LI	PCT	Switzerland / Liechtenstein	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023
03.0083.GB	PCT	United Kingdom	EP Validation	04-Feb-2003	Granted	1 471 887	04-Feb-2023

A-1.3 “Nanoparticulate Meloxicam Formulations”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

01.0099.US	ORD	US	10/784,900	24-Feb-2004	Granted	8512727	25-Dec-2022
01.0099.US	CON	US	13/941,076	12-Jul-2013	Pending
03.0099.BE	PCT	Belgium	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.CA	PCT	Canada	2517679	24-Feb-2004	Allowed	2517679	24-Feb-2024
03.0099.EP	PCT	European Patent Convention	04785761.0	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.EP	DIV	European Patent Convention	08006465.2		Pending	1 938 803 A	24-Feb-2024

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date
03.0099.FR	PCT	France	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.DE	PCT	Germany	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.HU	PCT	Hungary	EP Validation	24-Feb-2004	Granted	E005977	24-Feb-2024
03.0099.IE	PCT	Ireland	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.IT	PCT	Italy	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.JP	PCT	Japan	2006-532300	27-Feb-2004	Granted	4891774	27-Feb-2024
03.0099.JP	DIV	Japan	2010-233858	27-Feb-2004	Granted	5548092	27-Feb-2024
03.0099.ES	PCT	Spain	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.CH/LI	PCT	Switzerland / Liechtenstein	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024
03.0099.GB	PCT	United Kingdom	EP Validation	24-Feb-2004	Granted	1 617 816	24-Feb-2024

A-1.4 “Controlled Release Compositions Comprising a Combination of Isosorbide Dinitrate and Hydralazine Hydrochloride”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1007.US	CON	United States	13/606,915	7-Sep-2012	Granted	8,992,973
02.1007.US	CON2	United States	14/638,984	04-Mar-2015	Pending	—
04.1007.CA	ORD	Canada	2627951	26-Oct-2006	Pending	2627951 A	26-Oct-2026
04.1007.EP	ORD	European Patent Convention	20060826638	26-Oct-2006	Pending	1 951 210 A	26-Oct-2026

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A-1.5 “Multiparticulate Modified Release Composition”

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1816E.US	CON2	United States	09/850,425	07-May-2001	Granted	6730325	1-Nov-2019
02.1816E.US	CON4	United States	10/354,483	30-Jan-2003	Granted	6793936	1-Nov-2019
02.1816E.US	CON5	United States	10/827,689	19-Apr-2004	Pending	2004-0197405	1-Nov-2019

A-1.6 Case Number: 05.0082.US

Invention Title: COMPOSITIONS HAVING A COMBINATION OF IMMEDIATE RELEASE AND CONTROLLED RELEASE CHARACTERISTICS

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date

United States of America	2	ORD	Granted	10/268,928	11-Oct-2002	6,908,626	21-Jun-2005	25-Dec-2022

A-1.7 Case Number: 06.0082.

Invention Title: COMPOSITIONS HAVING A COMBINATION OF IMMEDIATE RELEASE AND CONTROLLED RELEASE CHARACTERISTICS

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Austria		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Belgium		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Bulgaria		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Canada		PCT	Granted	2,463,495	11-Oct-2002	2,463,495	24-May-2011	11-Oct-2022
Cyprus, Republic of		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	07-May-2010	11-Oct-2022
Czech Republic		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Denmark		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Estonia		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
European Patent Convention		PCT	Granted	02800993.4	11-Oct-2002	EP 1 443 912	29-Aug-2007	11-Oct-2022
Finland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
France		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912		11-Oct-2022
Germany		EPC	Granted	02800993.4	11-Oct-2002	60222160.9		11-Oct-2022

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Greece		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Ireland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Italy		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Japan	3	DIV	Published	2013-126534	11-Oct-2002
Luxembourg		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Monaco		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Netherlands		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Portugal		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Slovakia		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Spain		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Sweden		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Switzerland		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
Turkey		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022
United Kingdom		EPC	Granted	02800993.4	11-Oct-2002	EP 1 443 912	11-Oct-2022

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-2

Nanotechnology Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-3

OCR Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-4

Zogenix Patents

A-4.1 “Multiparticulate Modified Release Composition” (hydrocodone ER) - US

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

02.1816E.US	CON	United States	09/566,636	08-May-2000	Granted	6228398	1-Nov-2019
02.1816E.US	CON3	United States	10/331,754	30-Dec-2002	Granted	6902742	1-Nov-2019
02.1816E.US	CIP	United States	11/372,857	10-Mar-2006	Pending	2006-0240105	1-Nov-2019

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-5

Palladin Patents

A-5.1 “Multiparticulate Modified Release Composition” (hydrocodone ER) - Canada

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

04.1816E.CA	PCT	Canada	2348871	01-Nov-1999	Granted	2348871	1-Nov-2019

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-6

Abuse Resistant Patents

[* * *]

APIL Ref.	Case Type	Country	Application No.	Filing Date	Status	Patent / Publication No.	Normal Expiry Date

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B-1

Transferred Trademarks

B-1.1 “VERELAN”

APIL Ref.	Trademark	Country / Territory	Application No.	Filing Date	Registration No.	Registration Date

TM.0039.US	VERELAN	United States	73/760,372	28-Oct-1988	1551582	15-Aug-1989
TM.0039.CA	VERELAN	Canada	670059	07-Nov-1990	TMA 443175	26-May-1995
TM.0039.KR	VERELAN	South Korea	185382	14-Dec-1989	40-0185382	14-Dec-1989
TM.0039.TW-2	VERELAN	Taiwan	97047657	15-Oct-2008	01367514	01-Jul-2009

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B-2

Licensed Trademarks

B-2.1 “NANOCRYSTAL”

APIL Ref.	Trademark	Country / Territory	Application No.	Filing Date	Registration No.	Registration Date

TM.0001.US-1	NANOCRYSTAL	United States	75/425,869	29-Jan-1998	2492925	25-Sep-2001
TM.0001.US-2	NANOCRYSTAL	United States	75/425,872	29-Jan-1998	2386089	12-Sep-2000
TM.0001.CA	NANOCRYSTAL	Canada	732238	30-Jun-1993	TMA 504715	27-Nov-1998
TM.0001.CTM	NANOCRYSTAL	European Union	000885079	22-Jul-1998	000885079	12-May-2000
TM.0001.JP-1	NANOCRYSTAL	Japan	63822/98	29-Jul-1998	4398178	07-Jul-2000
TM.0001.JP-2	NANOCRYSTAL	Japan	H10-071844	25-Aug-1998	4374459	07-Apr-2000
TM.001.JP-3	NANOCRYSTAL	Japan	105670199	19-Nov-1999	4428472	27-Oct-2000

B-2.2 “SODAS”

APIL Ref.	Trademark	Country / Territory	Application No.	Application Date	Registration No.	Registration Date

TM.0015.US	SODAS	United States	78/127,040	08-May-2002	2794607	16-Dec-2003
TM.0015.AR	SODAS	Argentina	2058068	29-Mar-1999	1724388 [2365412]	30-Oct-1999
TM.0015.CA	SODAS	Canada	1006507	24-Feb-1999	TMA 531496	21-Aug-2000
TM.0015.CTM	SODAS	European Union	0002012953	21-Dec-2000	0002012953	02-Apr-2002
TM.0015.IE	SODAS	Ireland	3290/87	25-Sep-1987	125699	25-Sep-1987

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B-2.3 “CODAS”

Country / Territory	Trademark	ALKS Ref	Application No	Registration No.	Status	Filing Date	Registration Date
United States of America	CODAS	TM.0013.US	78538974	3591236	Registered	28-Dec-2004	17-Mar-2009

B-2.4 “BeadTek”

Trademark	ALKS Ref	Application No	Registration No.	Status	Country / Territory	Filing Date	Registration Date
BEADTEK	TM.0202.US	86452063	—	Pending	United States	12-Nov-2014	—
BEADTEK (design)		86530165	—	Pending	United States	10 Feb 2015	—

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

Transferred License and Settlement Agreements

[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit D to Agreement

Earn-Out Consideration

ARTICLE 1	Definitions.

The following terms shall have the following meaning for this Exhibit D; and terms used, but not defined in this Exhibit D, shall have the meanings set forth in the remainder of the Agreement.

(a) “Ancillary Agreements” shall have the meaning set forth in the Purchase Agreement.

(b) “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York or Dublin, Ireland are required or authorized by Law to be closed.

(c) “Closing” shall have the meaning set forth in the Purchase Agreement.

(d) “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by Purchaser and its Affiliates, licensees and sublicensees with respect to the Development Milestones and Commercial Milestones, reasonable, diligent, good faith efforts to accomplish any such Development Milestones and Commercial Milestones as is commonly used in the pharmaceutical industry generally to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, development and commercialization of any Earn-Out Product, such efforts shall be substantially equivalent to those efforts and resources commonly used in the pharmaceutical industry generally by a pharmaceutical company for a product owned by it or to which it has rights, which product is at a similar stage in its development and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability and commercial potential of the product, but without regard to any Earn-Out Consideration payable under this Exhibit D.

(e) “Divestiture” (and other correlative terms) shall mean any transaction in which any Earn-Out Product or any intellectual property assets related to the same are divested or transferred by any means, including by way of merger, consolidation, asset acquisition or sale, license, sublicense, purchase, sale, assignment or other similar transfer.

(f) “Earn-Out Consideration” shall mean, collectively, (i) Development Milestone Earn-Out Consideration, (ii) Commercial Milestone Earn-Out Consideration, and (iii) Net Sales Earn-Out Consideration.

(g) “Earn-Out Product Patents” shall mean (i) the Nanotechnology Patents, (ii) the Meloxicam Transferred Patents, (iii) the OCR Patents and (iv) all Patents of Purchaser and its Affiliates, licensors, licensees or sublicensees that claim an Earn-Out Product or manufacture or use thereof, together with all Patents that claim priority (in whole or in part, directly or indirectly) with any of the foregoing of clauses (i), (ii), (iii) or (iv).

(h) “Earn-Out Products” shall mean (i) Meloxicam IV/IM, (ii) Meloxicam Parenteral Formulation and (ii) any other product discovered or identified using the Nanotechnology IP, the OCR IP or the Meloxicam Transferred Patents, and that contains the same active pharmaceutical ingredient as Meloxicam IV/IM (including any salts or other versions of such active pharmaceutical ingredient).

(i) “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j) “First Commercial Sale” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the first commercial sale in an arms’ length transaction of an Earn-Out Product to a Third Party by Purchaser or any of its Affiliates, licensees or sublicensees in such country following Regulatory Approval of such Earn-Out Product in such country.

(k) “GAAP” shall mean generally accepted accounting principles in the United States.

(l) “Governmental Entity” shall mean any court, administrative agency, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority.

(m) “IND” shall mean an investigational new drug application filed with the FDA, the competent authorities of a European Union member state, or equivalents in other countries or regulatory jurisdictions for authorization to commence clinical studies of a pharmaceutical product.

(n) “Know-How” shall mean all proprietary data, information, knowledge, know-how, inventions, discoveries, trade secrets, processes, techniques, strategies, methods, practices, skills, experience, documents, apparatus, devices, assays, screens, databases (including safety databases), database structures and data analysis methods, compositions, materials, methods, formulas, improvements, clinical and non-clinical study reports, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

(o) “Law” shall mean any United States federal, state or local, or any non-United States law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

(p) “Liens” shall mean all liens, pledges, mortgages, charges, claims, security interests, restrictions on transfer, encroachments or encumbrance, but not including any license(s) of Transferred IP.

(q) “MAA” shall mean a Marketing Authorization Application as defined in EU Directive 2001/83/EC and EU Regulation (EC) No. 726/2004.

(r) “Meloxicam Transferred Patents” shall mean the Transferred Patents with respect to the patents and patent applications listed in subsections A-1.1, A-1.2 and A-1.3 of Exhibit A-1.

(s) “NDA” shall mean a New Drug Application or Supplemental New Drug Application filed with the FDA.

(t) “Net Sales” shall mean, consistent with GAAP:

(i) Subject to clause (ii) of this definition, the aggregate gross amount invoiced to unrelated Third Parties by Purchaser, its Affiliates, its licensees and its sublicensees for the sale of Earn-Out Products, less to the extent applicable to such sale: (A) trade, cash and quantity discounts, if any, actually accrued or paid; (B) credits, allowances and adjustments actually accrued or paid to customers, including credits for rejected or returned Earn-Out Products previously sold; (C) freight, insurance and other transportation costs actually accrued or paid, to the extent separately identified on the invoice; (D) rebates or reimbursements actually accrued or paid to managed health care organizations, national, federal, state, or local governments (or their agencies), and managed health organizations (including Medicaid rebates), and (E) taxes, including value added taxes (VAT) (other than taxes on Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’ income), customs duties or other governmental charges on sales or use actually paid by Purchaser, its Affiliates, its licensees or its sublicensees with respect to the sale of such Earn-Out Products. No fines, penalties or comparable payments to national, federal, state, or local governments (or their agencies) or to other third parties shall be deductible from Net Sales.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) Sales between Purchaser, its Affiliates, its licensees or its sublicensees shall be disregarded for the purposes of calculating Net Sales as long as the Earn-Out Products are (A) resold to an unrelated Third Party in which case the final sale to such unrelated Third Party shall be included in Net Sales or (B) transferred or disposed of by Purchaser, its Affiliates, its licensees or its sublicensees for a purpose specified in clause (i) of this definition. Transfers or dispositions of Earn-Out Products, where on a non-profit basis and in line with normal industry practice, (1) for charitable purposes; (2) for preclinical, clinical trial, or non-commercial manufacturing purposes; or (3) for regulatory or governmental purposes shall not in each case be deemed “sales” for the purposes of calculating Net Sales. In addition, transfers or dispositions of free promotional samples of Earn-Out Products in line with normal industry practice shall not be deemed “sales” for the purposes of calculating Net Sales. Otherwise, for the purposes of calculating Net Sales, a “sale” shall include any transfer or other disposition of any Earn-Out Product for consideration.

With respect to sales of Earn-Out Products invoiced in U.S. dollars, Net Sales shall be determined in U.S. dollars. With respect to sales of Earn-Out Products invoiced in a currency other than U.S. dollars, Net Sales shall be determined by converting the currencies in which the sales are made into U.S. dollars, at rates of exchange determined in a manner consistent with Purchaser’s, its Affiliates’, its licensees’ or its sublicensees’, as applicable, method for calculating rates of exchange in the preparation of such entity’s annual financial statements in accordance with GAAP consistently applied. No amount for which deduction is permitted pursuant to this definition shall be deducted more than once.

(u) “Net Sales Earn-Out Consideration Term” shall mean, on an Earn-Out Product-by-Earn-Out Product and country-by-country basis, the period of time commencing upon the First Commercial Sale of an Earn-Out Product and ending upon the later of (i) the fifteenth (15th) anniversary of the First Commercial Sale of such Earn-Out Product in such country, and (ii) the date of the last to expire Valid Claim of an Earn-Out Product Patent covering such Earn-Out Product in such country.

(v) “Patents” shall mean any and all patents and patent applications (which for purposes of this Agreement shall include certificates of invention and applications for such certificates), including any divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, revalidations, extensions (including pediatric exclusivity patent extensions), registrations, supplementary protection certificates, renewals, and foreign equivalents of any such patents or patent applications.

(w) “Person” shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

(x) “Regulatory Approval” shall mean, with respect to a country or extra-national territory, all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a drug product in such country or some or all of such extra-national territory.

(y) “Regulatory Authority” shall mean any supra-national, federal, national, regional, state, provincial or local governmental regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the development, manufacture and commercialization of drug products, including the FDA.

(z) “Regulatory Materials” shall mean regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise commercialize a product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto).

(aa) “Third Party” shall mean, as of any relevant time, any Person who is not an Affiliate of Purchaser.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(bb) “United States” or “U.S.” shall mean the United States of America, including its territories and possessions, the District of Columbia and Puerto Rico.

(cc) “Valid Claim” shall mean a claim of an issued or pending Patent which claim (i) in the case of an issued Patent, has not been found to be unpatentable, invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal is taken or can be taken and which otherwise has not been dedicated to the public or finally disclaimed, and (ii) in the case of a pending Patent, a Valid Claim shall not include a claim in a pending Patent that has a filing date or an earliest claimed priority date that is more than five (5) years prior to the date upon which pendency of the pending Patent is determined.

Definitions for each of the following terms are found in this Exhibit D as indicated below:

Defined Term	Location
Assigned Reversion IP Assets	Section 4.2(c)
Assigned Reversion Know-How	Section 4.2(c)
Assigned Reversion Patents	Section 4.2(c)
Challenge Period	Section 4.1(b)
Commercial Milestone Earn-Out Consideration	Section 2.1(b)(i)
Commercial Milestones	Section 2.1(b)(i)
Cure Period	Section 4.1(c)
Development Milestone Earn-Out Consideration	Section 2.1(a)(i)
Development Milestones	Section 2.1(a)(i)
Disagreement Notice	Section 4.1(b)
Divested Assets	Section 2.4
NDA Requirement	Section 3.1
Net Sales Earn-Out Consideration	Section 2.1(c)(i)
Net Sales Report	Section 2.2
Reversion Date	Section 4.1(d)
Reversion Event	Section 4.1(a)
Reversion Material	Section 4.2(j)
Reversion Notice	Section 4.1(b)
Transferee	Section 2.4

ARTICLE 2	Earn-Out Consideration.

2.1 Earn-Out Consideration.

(a) Development Milestone Earn-Out Consideration.

(i) The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
[* * *]	$[* * *]
[* * *]	$[* * *]

(ii) Purchaser shall notify and pay to APIL each Development Milestone Earn-Out Consideration within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Commercial Milestone Earn-Out Consideration.

(i) The following amounts (“Commercial Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D following the first calendar year during which the aggregate annual Net Sales of Earn-Out Products by Purchaser and its Affiliates, licensees and sublicensees first exceed the threshold amounts set forth in the table below (“Commercial Milestones”), and shall be non-refundable and non-creditable and not subject to deduction or set-off:

Commercial Milestones	Amount of Commercial Milestone Earn-Out Consideration (U.S. Dollars)
$[* * *] in annual Net Sales	$[* * *]
$[* * *] in annual Net Sales	$[* * *]
$[* * *] in annual Net Sales	$[* * *]

(ii) Purchaser shall notify and pay to APIL each Commercial Milestone Earn-Out Consideration within thirty (30) calendar days after the end of the calendar quarter in which the corresponding Commercial Milestone is achieved. Each such payment shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.

(c) Net Sales Earn-Out Consideration.

(i) During the Net Sales Earn-Out Consideration Term, Purchaser shall pay in accordance with Section 5 of the Agreement and this Exhibit D an amount of [* * *] percent ([* * *]%) of the aggregate Net Sales of Earn-Out Products (“Net Sales Earn-Out Consideration”), which amount shall be non-refundable and non-creditable and not subject to deduction or set-off.

(ii) If, pursuant to Section 2.1(c)(i) of this Exhibit D, any Net Sales Earn-Out Consideration is payable on Net Sales of an Earn-Out Product in the U.S. and there is no Valid Claim of an Earn-Out Product Patent in the U.S. covering such Earn-Out Product at the time of such sale, the percentage applicable to calculate such Net Sales Earn-Out Consideration shall be reduced by thirty percent (30%) from the percentage set forth in Section 2.1(c)(i) of this Exhibit D.

2.2 Net Sales Reports. During the Net Sales Earn-Out Consideration Term, (a) within five (5) Business Days after the end of each calendar quarter, Purchaser shall provide an estimate of the Net Sales, on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL for the preceding calendar quarter and (b) within forty-five (45) calendar days after the end of each calendar quarter, Purchaser shall provide a sales report (“Net Sales Report”), on a Earn-Out Product-by-Earn-Out Product and country-by-country basis, to APIL showing a reconciliation of gross sales to Net Sales of each Earn-Out Product during such calendar quarter reporting period (including the related permitted deductions) and the Net Sales Earn-Out Consideration payable with respect thereto. Purchaser shall pay to APIL the Net Sales Earn-Out Consideration for each calendar quarter at the time of submission of the corresponding Net Sales Report. If no Net Sales Earn-Out Consideration is due for any period hereunder following commencement of the reporting obligation, Purchaser shall so report.

2.3 Late Payments. If APIL does not receive payment of any sum due to them on or before the due date, simple interest shall thereafter accrue on the sum due to APIL until the date of payment at the per annum rate of two percent (2%) over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable Law, whichever is lower.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.4 Divestitures. If at any time after the Effective Date, Purchaser Divests to a Third Party or an Affiliate any Earn-Out Product, Earn-Out Product Patent or any other intellectual property asset related to an Earn-Out Product (collectively, “Divested Assets” and the party receiving any Divested Assets the “Transferee”), Purchaser shall: (a) make provision for the Transferee to assume and succeed to the obligations of Purchaser set forth in this Exhibit D; and (b) prior to or simultaneously with the consummation of any such Divestiture, cause such Transferee to provide to APIL an instrument of assumption in a reasonable form for the benefit of APIL effecting the assumption and succession described in the foregoing Clause (a), and proof satisfactory to APIL of such Transferee’s financial capacity to assume Purchaser’s obligations set forth in this Exhibit D. Purchaser shall remain liable to APIL for all obligations set forth in this Exhibit D following any such Divestiture.

ARTICLE 3	Diligence; Reporting; Audit.

3.1 Diligence. Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall use Commercially Reasonable Efforts to achieve each of the Development Milestones and Commercial Milestones. Without limiting the foregoing, Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, shall file an NDA for an Earn-Out Product with the FDA on or before [* * *] (the “NDA Requirement”).

3.2 Reporting.

(a) For so long as any Earn-Out Product is in development, on each anniversary of the Effective Date, Purchaser shall provide a written report to APIL detailing the development activities with respect to the Earn-Out Products completed for the past annual reporting period and anticipated to be undertaken for the next twelve (12) months period. At a minimum, such report shall include a list and general status (i.e., what stage in discovery/development using Purchaser’s internal measures) of each Earn-Out Product then in development, and any ongoing pre-clinical or clinical activities (including initiations and cessations) and results, and submission and approvals to or from Regulatory Authorities (including anticipated date of achievement of the Development Milestones), and any other similar information relating to development activities for the Earn-Out Products. Purchaser shall cause its senior officers from its research and clinical development operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

(b) For so long as any Earn-Out Product is being marketed, sold, or otherwise commercialized, within sixty (60) days of the end of each calendar quarter, Purchaser shall provide a written report to APIL detailing the commercialization efforts with respect to the Earn-Out Products completed for the past quarterly reporting period and anticipated to be undertaken for the next calendar quarter and for the three (3) calendar quarters thereafter. At a minimum, such report shall include with respect to the commercialized Earn Out Products marketing and sales efforts, forecasted sales, pricing changes, anticipated date of achievement of the Commercial Milestones, and any other similar information relating to commercialization activities for the Earn-Out Products. Purchaser shall cause its senior officers from business operations to be reasonably available to APIL to answer questions related to the matters required to be discussed in each report.

3.3 Audit. Purchaser shall maintain, and shall cause its Affiliates, licensees and sublicensees to maintain, complete and accurate books and records in sufficient detail to permit APIL, at its expense, to confirm the achievement of Development Milestones and Commercial Milestones, and the calculation of Earn-Out Consideration payable under this Agreement and this Exhibit D. Upon reasonable prior notice, such books and records shall be open during regular business hours for a period of three (3) years from the creation of individual books and records for examination, by an independent certified public accountant selected by APIL and reasonably acceptable to Purchaser for the sole purpose of verifying for APIL the accuracy of the financial statements, reports and notices furnished by Purchaser pursuant to this Agreement and this Exhibit D, and of any payments made, or required to be made, by Purchaser to APIL pursuant to this Agreement and this Exhibit D. Any amounts shown to be owed to APIL but unpaid shall be paid by Purchaser within thirty (30) days after the accountant’s report, plus interest (as set forth in Section 2.3 of this Exhibit D) from the original due date. If Purchaser is found to have

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

underpaid amounts owed to APIL by five percent (5%) or more, then Purchaser shall also pay for the conduct of the audit. In the event that Purchaser has overpaid APIL, at APIL’s option, Purchaser shall either credit the amount of any such overpayment to amounts subsequently due by Purchaser to APIL under this Exhibit D or APIL shall reimburse Purchaser the amount of any such overpayment.

ARTICLE 4	Reversion.

4.1 Determination of Reversion Event.

(a) A “Reversion Event” shall exist in the event that Purchaser, itself or through one or more of its Affiliates, licensees and sublicensees, (i) fails to satisfy the NDA Requirement, or (ii) in the reasonable judgment of APIL, fails to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit D; provided that, any such failure is not attributable to the material breach by APIL or any of its Affiliates of any of the Ancillary Agreements, which material breach was noticed by Purchaser prior to its receipt of a Reversion Notice from APIL under this Section 4.1.

(A) In the event the failure to satisfy the NDA Requirement is the result of a change in the FDA’s policies or procedures regarding the approval of the Earn-Out Product or drugs in the same class as the Earn-Out Product, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts to accommodate such change and were still unable to satisfy the NDA Requirement, then the deadline shall be extended for a reasonable period of time, but not more than three-hundred sixty-five (365) calendar days or such longer period of time as determined by APIL in good faith based on the impact of such change in the FDA’s policies or procedures on their ability to accommodate such change in policies or procedures. (B) In the event the failure to satisfy the NDA Requirement is the result of other delays or circumstances that are outside of the reasonable control of Purchaser or its Affiliates, licensees and sublicensees, and Purchaser, its Affiliates, licensees or sublicensees have used Commercially Reasonable Efforts consistent with Section 3.1 of this Exhibit D to overcome such delay or circumstance, then APIL will reasonably consider extending the deadline for a reasonable period of time, but not more than three-hundred sixty-five (365) days, to overcome such failure. In each case of (A) or (B), the compliance with such new deadline shall remain an obligation of Purchaser, its Affiliates, licensees or sublicensees subject to their diligence efforts under Section 3.1 of this Exhibit D and APIL’s rights under this Section 4.1(a).

(b) Upon a Reversion Event, APIL shall provide Purchaser with written notice of such Reversion Event (a “Reversion Notice”). If Purchaser disagrees with APIL regarding the existence of a Reversion Event, it shall notify APIL within ten (10) Business Days of receipt of a Reversion Notice of its disagreement (such period, the “Challenge Period,” and such notice, a “Disagreement Notice”). For a period of thirty (30) Business Days following the delivery of such Disagreement Notice, Purchaser and APIL shall seek in good faith to come to an agreement on the existence of the Reversion Event. If at the end of such thirty (30) Business Day period Purchaser and APIL have not reached an agreement, they shall jointly select an independent mediator, free of any conflict with either party, having the requisite licensing and pharmaceutical industry experience to render a decision regarding the existence of a Reversion Event, and selected from a panel of persons experienced in the pharmaceutical and life sciences industries provided by Judicial Administration and Arbitration Services or its successor (“JAMS”). If the parties do not agree on an independent mediator within five (5) Business Days of initiating mediation under this Section 4.1(b), the independent mediator shall be selected by JAMS in accordance with its rules. Each party shall prepare and submit a written summary of such party’s position, which shall not exceed twenty-five (25) pages, and any relevant evidence in support thereof to the independent mediator within ten (10) Business Days of the selection of the independent mediator. Upon receipt of such summaries from both parties, the independent mediator shall provide copies of the same to the other party. The independent mediator shall be authorized to solicit briefing or other submissions on particular questions and to set specific page limits for such additional briefing and submissions. Within five (5) Business Days of the delivery of such summaries by the independent mediator, each party shall submit a written rebuttal of the other party’s summary and may also amend and re-submit its original summary, with each party’s response to include a supporting explanation of why its

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

proposed terms are more appropriate than the other party’s proposed terms and any documentary evidence in support thereof. Oral presentations shall not be permitted unless otherwise requested by the independent mediator. Only if so permitted, a neutral location of any such oral presentations shall be selected by the independent mediator. The independent mediator shall make a final decision with respect to the arbitration matter within ten (10) Business Days following receipt of the last of such rebuttal statements submitted by the parties, and shall make a determination by selecting the resolution proposed by one of the parties that as a whole is the most fair and reasonable to the parties in light of the totality of the circumstances, and shall provide the parties with a written statement setting forth the basis of the determination in connection therewith. For clarity, the independent mediator shall only have the right to select a resolution proposed by one of the parties in its entirety and without modification. The decision of the independent mediator shall be controlling regarding the existence of a Reversion Event. Purchaser and APIL shall bear the costs of the independent mediator equally.

(c) If the existence of a Reversion Event, other than one that involves a failure to satisfy the NDA Requirement, is confirmed, through (i) Purchaser’s non-delivery of a Notice of Disagreement or (ii) through the determination of an independent mediator, Purchaser, itself or through one or more of its Affiliates, licensees or sublicensees shall have the right to cure such Reversion Event for a period of four (4) months from the determination of such Reversion Event (such period, the “Cure Period”) and, if it elects to exercise such right, shall notify APIL in writing of the same. In the case that such Reversion Event is cured in APIL’s reasonable judgment during or by the end of the Cure Period, such Reversion Event shall no longer exist and APIL shall not have the right to invoke any other rights under this Article 4 in connection with such event that would have remained a Reversion Event but for such cure.

(d) For purposes of this Article 4, the “Reversion Date” shall be (i) the date on which the Challenge Period expires without Purchaser having sent a Disagreement Notice to APIL, unless the Reversion Event at issue qualifies for a right to cure pursuant to Section 4.1(c) of this Exhibit E and Purchaser has elected to exercise such right to cure in which case clause (d)(iii) below shall apply, (ii) where the Reversion Event involves a failure to satisfy the NDA Requirement and Purchaser has sent a Disagreement Notice in connection therewith, the date on which the parties agree, or the independent mediator issues its determination, that such Reversion Event has occurred, or (iii) where the Reversion Event does not involve a failure to satisfy the NDA Requirement, and Purchaser has elected its right to cure pursuant to Section 4.1(c) of this Exhibit D, the date on which the Cure Period expires without Purchaser having cured such Reversion Event to APIL’s reasonable satisfaction.

4.2 Events Upon Determination of a Reversion Event.

(a) On the Reversion Date, all licenses and other rights of Purchaser and its Affiliates, licensees and sublicensees under this Agreement (i) with respect to the Nanotechnology IP shall automatically terminate in their entirety, and (ii) with respect to the OCR IP shall automatically terminate solely in regards to the Earn-Out Products.

(b) As of the Reversion Date, but subject to Sections 4.2(h), 4.2(i) and 4.2(j), Purchaser, and its Affiliates, licensees and sublicensees shall cease all research, development, manufacture, sales, offers to sell, use, importation and commercialization of the Earn-Out Products.

(c) Promptly following the Reversion Date, Purchaser shall (i) assign to APIL the Meloxicam Transferred Patents and any other Patents owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (collectively, the “Assigned Reversion Patents”), and (ii) transfer to APIL all Know-How owned or controlled by it and its Affiliates, licensees or sublicensees solely relating to the Earn-Out Products (the “Assigned Reversion Know-How” and together with the Assigned Reversion Patents, the “Assigned Reversion IP Assets”).

(d) As of the Reversion Date, Purchaser grants to APIL a non-exclusive, worldwide license (sublicenseable through multiple tiers) under all Patents and Know-How owned or controlled by Purchaser and its

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Affiliates, licensees or sublicensees (other than Assigned Reversion Patents and Assigned Reversion Know-How) that are practiced by or on behalf of Purchaser and its Affiliates, licensees and sublicensees as of the Reversion Date that are necessary or useful to research, develop, manufacture, sell, offer to sell, use, import or otherwise commercialize any of the Earn-Out Products.

(e) Promptly following the Reversion Date, Purchaser shall assign to APIL all right, title and interest in and to those trademarks used exclusively with the Earn-Out Products, excluding any such trademarks that include, in whole or part, any corporate name or logo of Purchaser or its Affiliates.

(f) Promptly following the Reversion Date, Purchaser shall (i) transfer and assign to APIL all Regulatory Materials and Regulatory Approvals relating to the Earn-Out Products, or, if not possible, grant to APIL an exclusive right of reference thereunder.

(g) To the extent that any payments would be owed by Purchaser to any Third Party under any agreement with such Third Party that is applicable to the exercise by APIL of any (sub)license, right of reference or other right provided in this Section 4.1, Purchaser shall notify APIL of the existence and anticipated amounts of such payments and APIL shall have the right either to decline such (sub)license, right of reference or other right provided in this Section 4.1 or to take the same, in which case APIL agrees to comply with any obligations under such agreement of Purchaser that apply to APIL and of which APIL was informed by Purchaser and to make such payments.

(h) Promptly following the Reversion Date and as requested by APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, (i) wind up the performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date, or (ii) transfer and assign to APIL, to the extent assignable by Purchaser in accordance with applicable Law, the management and continued performance of any clinical trials for Earn-Out Products ongoing as of the Reversion Date (provided that if the management and continued performance thereof is not assignable, then at the request of APIL, Purchaser shall, and shall cause its Affiliates, licensees and sublicensees to, continue to manage and perform such clinical trial(s) for a limited time period at the direction of APIL) the reasonable and documented out-of-pocket cost of which that is incurred after the Reversion Date shall be borne by APIL.

(i) Promptly following the Reversion Date and as requested by APIL, Purchaser shall assign to APIL any agreements with third party suppliers covering the supply or sale of the Earn-Out Products, or, if such agreements cover other products or do not permit assignment under their terms, then, to enable APIL to qualify an alternate, validated source of supply, Purchaser shall supply finished Earn-Out Products for a reasonable period (not to exceed six (6) months) and at a cost equal to the cost of goods for any such Earn-Out Product calculated in accordance with industry standards (including overhead) plus [* * *].

(j) As of the Reversion Date, if Purchaser or any of its and its Affiliates, licensees or sublicensees have any inventory of Earn-Out Product, or any components thereof, suitable for use in clinical trials or for commercialization (“Reversion Material”), Purchaser and its Affiliates, licensees and sublicensees shall offer in writing to sell the Reversion Material to APIL at Purchaser’s or the applicable Affiliate’s, licensee’s or sublicensee’s fully-allocated cost of manufacturing, and APIL shall have the option (but no obligation) to purchase the same by responding in writing to such offer within thirty (30) days. If APIL does not exercise such option, Purchaser and its Affiliates, licensees or sublicensees shall be entitled to sell any such Reversion Material, subject to any Earn-Out Consideration applicable to such sale pursuant to the terms and conditions of this Exhibit D.

4.3 Without limiting the generality of this Article 4, any assignment, transfer, license or other right made or granted to APIL pursuant to this Article 4 shall be effected without any consideration payable by APIL.

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4.4 Without limiting the generality of this Article 4, following the assignment and transfer under Section 4.2(c), (a) Purchaser shall have no right to use any of the Assigned Reversion IP Assets; (b) APIL shall have at its expense the sole and exclusive right to prosecute, maintain, defend and enforce all Assigned Reversion Patents assigned to APIL pursuant to such Section 4.2(c), and for purposes of all those activities, (i) APIL shall be treated as the owner of such Assigned Reversion Patents, and shall be solely responsible for the costs associated with such activities and shall have the sole right to retain any and all recoveries resulting from such activities, and (ii) to the extent required by applicable Law, at the cost of APIL, Purchaser shall, and shall cause each of its Affiliates, licensees and sublicensees to, join any suit or proceeding regarding any such Assigned Reversion Patents, or designate APIL (or an Affiliate thereof) as such party’s authorized agent for such Assigned Reversion Patents.

4.5 Purchaser shall ensure that Purchaser receives from any of its licensees and sublicensees all rights necessary for Purchaser to effectuate the assignments and transfers to APIL and to grant to APIL the rights and licenses set forth in this Article 4.

4.6 Purchaser shall not, and shall ensure that its Affiliates shall not, grant any Lien in or to any Assigned Reversion IP Assets, or take any action or commit any omission that may adversely affect or in any way impair, interfere with or prevent APIL’s right to receive the benefit of the assignments, transfers and licenses granted under this Article 4.

4.7 The right of reversion hereunder shall be APIL’s sole and exclusive remedy for Purchaser’s failure to satisfy the NDA Requirement or failure to comply with its Commercially Reasonable Efforts requirements under Section 3.1 of this Exhibit D, provided the foregoing shall in no way limit APIL’s right to collect and be paid any Earn-Out Consideration based on Development Milestones or Commercial Milestones achieved as of the Reversion Date, or on sales of the Earn-Out Products prior to the Reversion Date or permitted thereafter pursuant to Section 4.2(j).

Exhibit 10.6

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of April 10, 2015, is made by and among Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“Supplier”), Recro Pharma, Inc., a Pennsylvania corporation (“Recipient Representative”), DV Technology LLC, a Delaware limited liability company (the “Company”), and Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville,” and together with Recipient Representative and the Company, the “Recipients”). Supplier and the Recipients collectively are referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement (defined below).

Recitals

WHEREAS, Supplier, Recipient Representative, the Company and certain other parties entered into a Purchase and Sale Agreement, dated as of March 7, 2015 (the “Purchase Agreement”), pursuant to which, among other things, Supplier and its Affiliate agreed to sell and transfer, and Recipient Representative and the Company agreed to purchase, the Transferred Interests;

WHEREAS, the Recipients desire to obtain from Supplier, on the terms and subject to the conditions set forth herein, certain services following consummation of the transactions contemplated by the Purchase Agreement, and Supplier is willing to provide (or cause to be provided) to the Recipients, on a transitional basis and on the terms and subject to the conditions set forth herein, such services; and

WHEREAS, concurrently with entry into this Agreement, Recipient Representative is entering into an indemnification agreement with [* * *] in the form attached hereto as Exhibit A.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.

SERVICES

Section 1.1 Purchase and Sale of Services.

(a) Supplier by itself or through its Affiliates agrees to provide to the Recipients, on the terms and subject to the conditions of this Agreement and in consideration of the Service Charges described below, the services described in Schedule I, Schedule II, and Section 1.2 (each individually a “Service” and collectively, the “Services”) for the period designated for each such Service set forth in Section 6.1.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) At any time following the Closing Date, the Parties may agree in writing to add to, delete or modify the Services set forth on Schedule I or Schedule II. The costs for Services that are added to Schedule I or Schedule II pursuant to this Section 1.1(b) shall be determined in accordance with Section 2.1.

(c) In performing its obligations under this Agreement, Supplier (or its Affiliates, as applicable) shall:

(i) provide the Services in a commercially reasonable manner that is, to the extent applicable, consistent with the manner in which they have been provided in the preceding twelve months and in accordance with the policies and procedures of Supplier in place as of the Closing Date;

(ii) subject to Section 3.1, maintain the necessary resources (human and technological) to provide the Services;

(iii) use commercially reasonable efforts to obtain the authorizations, memberships, licenses, approvals, consents or qualifications of any person as may be necessary for the performance of its obligations pursuant to this Agreement, including obtaining from third party providers all consents necessary to grant any sublicenses in connection with the performance of Services hereunder and maintain such authorizations, memberships, licenses, approvals, consents and qualifications in full force and effect.

(A) Any fee or extra cost charged to Supplier or its Affiliates by third party providers in connection with any such requested consents shall be paid directly by the Supplier and invoiced to the Recipient Representative at cost in accordance with Section 2.2. To the extent that a third party provider charges Recipients directly, Recipients may pay such third party providers directly and shall not be liable to Supplier for such amounts paid to third party providers.

(B) In the event that the consent of a third party provider, if required, is requested by Supplier and is not obtained within thirty (30) days following the Closing Date, Supplier shall notify Recipient Representative and shall cooperate with Recipient Representative to provide an alternate means of providing the Services affected by such failure to obtain consent, such alternative to be reasonably satisfactory to Recipient Representative. In the event that such an alternative is required, Supplier shall provide the Services in such alternative manner and Recipient Representative shall bear any expenses incurred in the provision of such Services through such alternative means.

(d) All Services listed on Schedule I and Schedule II shall be coordinated through a designated service coordinator set forth opposite such Service. Schedule I and Schedule II shall be updated to reflect any changes to the designated service coordinator by giving notice to the Recipient Representative.

2

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(e) The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Recipients agree to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third party sources to provide the Services; provided, that nothing in this Section 1.1(e) shall limit the term of such Services as provided in this Agreement or be interpreted as an agreement to transition such Services prior to the expiration of the term of such Services set forth herein.

(f) The Parties acknowledge that the Services are provided for the purpose of integration only, and not for any other purpose, including resale of the Services.

Section 1.2 Consulting Services.

(a) From the date hereof until July 15, 2015, [* * *] shall serve as acting General Manager of the facility located at 1300 Gould Drive, Gainesville, GA 30504 (the “Alkermes Gainesville Facility”) and as an advisor to the management of Recipient Representative. Except for the period from April 20, 2015 through April 25, 2015, during which [* * *] will attend in-person meetings of Supplier and its Affiliates and be absent from the Alkermes Gainesville Facility, from the date hereof until July 15, 2015, [* * *] shall exclusively provide services to Recipients, and may only provide services to Supplier with the prior written approval of Recipient Representative (which approval may not be unreasonably delayed, conditioned or withheld). Recipients shall bear no cost for such services provided by [* * *] to Supplier during such period.

(b) After July 15, 2015, [* * *] shall be reasonably available via telephone or, upon reasonable advance notice to [* * *] and Supplier, in person at the Alkermes Gainesville Facility to act as an advisor to the management of Recipient Representative until the earlier of: (i) October 1, 2015 or (ii) the Recipient Representative’s notice to Supplier that [* * *]’s services as an advisor are not required, at which point [* * *] will have no continuing obligation to the Recipients except as set forth in Section 1.2(c). As an advisor to the management of Recipient Representative, [* * *] shall not have decision-making authority concerning the Alkermes Gainesville Facility and its operations and all decisions concerning the Alkermes Gainesville Facility and its operations shall be made by the management of Recipient Representative or their other designated individuals.

(c) After October 1, 2015 until the conclusion of the 2015 audit, [* * *] shall be reasonably available, upon reasonable advance notice to [* * *] and Supplier, via telephone to answer questions from the management of Recipient Representative regarding the 2015 audit.

(d) Nothing in this Agreement will be interpreted as a contract for [* * *]’s employment. All Services provided by [* * *] in accordance with Sections 1.2(a), 1.2(b) and 1.2(c) shall be performed subject to the terms of [* * *]’s employment with Supplier. For clarity, if [* * *]’s employment with Supplier shall be terminated for any reason, or if [* * *] shall be unable to perform the services set forth in Sections 1.2(a), 1.2(b) and 1.2(c), Supplier shall have no further obligation under such sections.

3

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 1.3 Third Party Service Providers. It is understood and agreed that Supplier has been retaining, and will continue to retain, third party service providers to provide some of the Services to the Recipients. In addition, Supplier shall have the right to hire other third party service providers to provide all or part of any Service, provided that the hiring of such other third party providers does not adversely affect the provision of the Services by Supplier; provided, however, that Supplier shall not hire other third party service providers to provide all or part of any Service to the extent such hire would materially increase the costs of such Services without the prior written consent of Recipient Representative. In the event that Recipient Representative does not provide such prior written consent, Supplier shall have the right to immediately terminate the provision of Services proposed to be provided by such third party service provider. Supplier shall in all cases retain responsibility for the provision to the Recipients of Services to be performed by such third party service provider. Notwithstanding the foregoing, Supplier shall not hire a different third party provider to provide the Services to be provided by Clarkson Consulting without the prior written consent of Recipient Representative (which consent may not be unreasonably delayed, conditioned or withheld).

Section 1.4 Force Majeure.

(a) Supplier shall notify Recipient Representative of any circumstances beyond the reasonable control of Supplier including, but not limited to, war, insurrection, riot, civil commotion, acts of terrorism, act of God, market closure (which is not in the ordinary course of business), fire, water damage, explosion, mechanical breakdown, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), any material interruption in telecommunications, Internet or utilities services that prevents, hinder or delays Supplier from performing its obligations under this Agreement (a “Force Majeure Event”).

(b) In the event that Supplier is prevented, hindered or delayed from performing its obligations under this Agreement, in whole or in part, due to a Force Majeure Event, then (i) the affected provisions and/or other requirements of this Agreement shall be suspended to the extent necessary during the period of such disability, and (ii) Supplier shall have no liability to the Recipients or any other party in connection with such suspension. Supplier shall use its commercially reasonable best efforts to resume full performance of this Agreement as soon as reasonably practicable following the conclusion of the Force Majeure Event. From the commencement and during the continuance of a Force Majeure Event, Recipients may replace, at their sole expense, any affected Service by providing such Service internally or engaging a third party to provide such Service and Supplier shall reasonably cooperate with such efforts.

Section 1.5 Records. Each Party shall keep or cause to be kept full and accurate records (the “Records”) existing or generated as part of the Services performed in connection with this Agreement in accordance with European Union, U.S., and International Conference on

4

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) records retention requirements. Such Records shall be made available to the other Parties promptly on request in such format as may be reasonably requested at the requesting Party’s cost.

Section 1.6 Audit Request. Recipients will have the right upon thirty (30) days prior written notice to Supplier to audit the records of Supplier or its Affiliates through an independent certified accountant selected by Recipients, and which is reasonably acceptable to Supplier, for the purposes of confirming (i) that Supplier has complied with its obligations to deliver the Services and (ii) the accuracy of the Service Charges as set forth in Section 2.1, in each case, in accordance with this Agreement. Supplier shall make its employees reasonably available to Recipients and its accountant in order to provide access to the systems, documentation and records that are the subject of any such audit. Such accountant must have executed and delivered to Supplier a confidentiality agreement as reasonably requested by Supplier, which will include provisions limiting such accountant’s disclosure to Recipients to only the results of such audit and any information necessary for Recipients and Supplier to determine whether Supplier has complied with its obligations to deliver the Services. The results of such audit will be referred to (A) for Recipients, Gerri Henwood, Chief Executive Officer and (B) for Supplier, Blair Jackson, Vice President of Business Development, who shall use commercially reasonably efforts to address and resolve those findings identified by the independent certified accountant as not in compliance with the obligations under this Agreement. If the matter has not been resolved within thirty (30) days of the matter being referred under the foregoing clause, then the findings of the independent certified accountant, including any destruction order given by the independent certified accountant, will be binding on both Parties and the Parties shall remedy those items found to not be in accordance with this Agreement.

Section 1.7 Mutual Confidentiality.

(a) Except as expressly permitted pursuant to this Agreement, the Purchase Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement and the IP License Agreement, the Parties shall refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their Affiliates or Representatives, disclosing to any other Person, or using in any manner, any confidential, proprietary or secret information (“Confidential Information”) of any other Party or such Party’s Affiliates; provided that the foregoing obligations of confidentiality and non-use will not apply to any Confidential Information that (A) is or becomes generally available to the public or otherwise part of the public domain and other than through any act or omission of the foregoing Persons or their Affiliates in breach of this Agreement, the Purchase Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement or the IP License Agreement, (B) is disclosed after the date hereof to the foregoing Persons or their Affiliates or Representatives on a non-confidential basis by a third party that is not subject to an obligation of confidentiality with respect to such Confidential Information, and (C) is independently discovered or developed by the foregoing Persons or their Affiliates without the aid, application, or use of such Confidential Information.

5

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Notwithstanding Section 1.7(a), a Party may disclose Confidential Information in order to comply with (i) a request or requirement by deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process or a formal request from a regulatory examiner, if in the reasonable opinion of counsel, such disclosure is necessary for such compliance (an “External Demand”); and (ii) only with respect to Confidential Information that is not Restricted Information (as defined below), to its Affiliates; provided that, (A) with regard to disclosure under clause (i), prior to making such disclosure, the Party subject to such demand or request shall (x) immediately notify the other Party of the existence, terms and circumstances surrounding such External Demand, (y) consult with the other Party on the availability of taking legally available steps to resist or narrow such request or disclosure, and (z) assist the other Party, at the other Party’s expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances and (B) with regard to disclosure under clause (ii), prior to making such disclosure, the recipient of such Confidential Information shall be bound by obligations of confidentiality with respect to the use and disclosure of such Confidential Information that are at least as stringent as the obligations of confidentiality set forth herein. Recipient shall not, and shall cause its Affiliates and Representatives not to, access any Restricted Information. For purposes of this Section 1.7, “Restricted Information” shall mean information accessed through Veeva Vault that is not necessary to continue operating the Alkermes Gainesville Facility under cGMPs.

(c) The obligations of confidentiality set forth in this Section 1.7 shall be in addition to, and shall not amend, modify or otherwise limit, any obligations of confidentiality or non-disclosure as set forth in the Purchase Agreement.

ARTICLE II.

SERVICE CHARGES

Section 2.1 Service Charges.

(a) As compensation for the Services to be provided hereunder, Recipient Representative shall pay to Supplier or its Affiliate (as designated by Supplier on a Service-by-Service basis):

(i) for Services set forth on Schedule I, the actual out-of-pocket costs (including the costs of obtaining authorizations, memberships, licenses, applications, approvals, and consents pursuant to Section 1.1(c)(iii)) incurred by Suppliers and its Affiliates to provide such Services; provided, that Recipient Representative shall not pay the out-of-pocket costs for those Services set forth on Schedule I that Suppliers or its Affiliates would ordinarily use internal resources (e.g., headcount) to address;

(ii) for Services set forth on Schedule II, Supplier’s and its Affiliates’: (i) standard full time equivalent rate of $[* * *] per hour plus (ii) actual out of pocket costs (including the costs of obtaining authorizations, memberships, licenses, approvals, applications and consents pursuant to Section 1.1(c)(iii)), incurred by Supplier and its Affiliates to provide such services;

6

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) for the Services provided by [* * *] in accordance with Section 1.2(a), Supplier’s and its Affiliates’ (i) cost of [* * *]’s salary, plus the costs of associated employee benefits, for such three month period plus (ii) actual out-of-pocket costs, incurred by Supplier and its Affiliates to provide the Services; and

(iv) for the Services provided by [* * *] in accordance with Sections 1.2(b) and 1.2(c), Supplier’s and its Affiliates’: (i) fully burdened monthly rate for [* * *] plus (ii) actual out-of-pocket costs, incurred by Supplier and its Affiliates to provide the Services as requested by Recipients.

The costs and rates referenced in clauses (i) through (iv) above (the “Service Charges”) shall each be evidenced by Supplier’s or its Affiliates’ records.

(b) If at any time the nature of the Services provided pursuant to this Agreement changes materially in scope from the original proposed allocations set forth in Section 2.1(a), the Service Charges associated with such Service shall be recalculated to a mutually agreeable rate and agreed to in good faith between Supplier and Recipient Representative.

(c) Payments made by Recipient for goods and services provided by Supplier under this agreement are exclusive of any federal, state, county or municipal sales or use tax, value added tax, excise or similar charge, or other Tax assessment (other than Income Tax), which will be additionally payable by Recipient in the event that such Tax applies to any of these payments, provided that Supplier will issue an appropriate invoice to support any such charge. If Recipient Representative reasonably believes it is required by law to pay or withhold any Income Tax on behalf of Supplier with respect to any amounts payable to Supplier under this Agreement, then (i) Recipient Representative shall notify Supplier of its intention to withhold no later than fifteen (15) days before the payment is due (and such notice shall be sent to the persons designated in Section 7.4(a)); (ii) Recipient Representative shall deduct the Income Taxes from the amount of such monies due; (iii) any such Income Tax required to be paid or withheld shall be an expense of and borne solely by Supplier; and (iv) Recipient Representative shall promptly provide Supplier with a certificate or other documentary evidence to enable Supplier to support a claim for a refund or a foreign tax credit. Supplier and Recipient Representative agree to cooperate in all respects to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available in order to enable Recipient Representative to make such payments to Supplier without any deduction or withholding of Income Tax. Notwithstanding the foregoing, it is understood and agreed that: (1) so long as Supplier has provided Recipient Representative with (A) a properly completed Form W-8BEN-E establishing its status as the beneficial owner for purposes of the U.S.-Ireland Treaty of the payments of any Service Charges made to Supplier hereunder and its claim to treaty benefits under Article 7 of the U.S.-Ireland Treaty (relating to Business Profits), and such W-8BEN-E has not expired, Recipient Representative shall treat all such payments to Supplier as exempt from withholding of U.S. federal Income Taxes, and (B) a Form W-8BEN-E upon which Recipients may rely to show that the payments made to Supplier are not subject to FATCA withholding, Recipients shall not withhold any amounts under FATCA from payments made to Supplier hereunder; and (2) with

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respect to any payments to an Affiliate of Supplier (as designated pursuant to Section 2.1(a)), so long as such Affiliate has provided Recipient with a properly completed W-9 or other documentation that establishes to Recipient’s satisfaction that such Affiliate is exempt from backup withholding, Recipient shall treat any payments made hereunder to such Affiliate of Service Charges as exempt from withholding of U.S. federal Income Taxes and from information reporting under Chapter 61 of the Code.

(d) All Service Charges payable under this Agreement shall become due immediately upon termination (in whole or in part) or expiration of this Agreement.

Section 2.2 Invoicing and Settlement of Costs.

(a) During the Term of this Agreement, Supplier shall deliver to the Recipient Representative each month an invoice in respect of the Services provided to the Recipients and any costs incurred in connection with such Services during the previous month, such invoice to include any pass through costs incurred by Supplier and its Affiliates. Such invoices shall list the fee for the Services rendered and set forth in reasonable detail the basis for the allocation of such fees to the Recipients. The invoice shall state the amount due in respect of the Services provided during the previous month and shall be a valid tax invoice for VAT purposes.

(b) The Recipient Representative shall pay to Supplier, to such account as may be specified in writing by Supplier from time to time, all amounts not disputed in good faith and specified in such invoice on or before the forty-fifth (45th ) day following the date of receipt of the relevant invoice.

(i) In the event of a good faith dispute as to the propriety of the amount invoiced, the Recipient Representative shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute and shall notify Supplier promptly following receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the Recipient Representative.

(ii) Upon delivery of such notice, Supplier and Recipient Representative shall use reasonable commercial efforts to resolve any such dispute promptly.

(iii) If the matter has not been resolved within thirty (30) days after the delivery of notice referenced in clause (i) above, then the matter shall be referred to (A) for Supplier, Noeleen Kenny, Vice President Alliance Management and (B) for Recipient Representative, the Chief Financial Officer. The foregoing representatives of the Parties, or their designees, shall use reasonable commercial efforts to resolve such dispute promptly.

(iv) If the matter has not been resolved within thirty (30) days (or such longer period as may be agreed in writing by the Parties) of being referred under clause (iii) above then the Parties may initiate formal legal proceedings with respect to such dispute.

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ARTICLE III.

PERSONNEL

Section 3.1 Right to Designate and Change Personnel. Supplier will make available such qualified personnel as will be required to provide the Services. Nothing in this Agreement shall limit the Supplier’s and its Affiliates’ ability to remove any personnel or terminate any personnel at any time. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the contents of Schedule I and Schedule II, Supplier and its Affiliates shall not be required to retain any of their employees after the Closing that they do not choose to retain in their sole discretion.

Section 3.2 Access to Premises. Recipients shall allow reasonable access to any premises at which the Services are provided to suitable personnel of Supplier and its Affiliates or subcontractors as necessary for the provision of Services. Supplier and its Affiliates shall ensure that its personnel allowed access pursuant to the provisions of this Section 3.2 comply with all reasonable safety, confidentiality, and security requirements provided to them from time to time by the Recipients.

Section 3.3 Not a Contract of Employment. It is acknowledged by the Parties that this Agreement constitutes a contract for the provision of services and not a contract of employment. Accordingly, during the Term of this Agreement, each Party shall retain overall control of its personnel at all times and be responsible for the payment of all remuneration and benefits of any kind (including all salaries, holiday pay, tax, health insurance, pay related social insurance payments and contributions to pension arrangements) and shall make all proper deductions from the remuneration that it pays to its employees, personnel and subcontractors.

ARTICLE IV.

DISCLAIMER OF WARRANTIES

Section 4.1 Disclaimer of Warranties. Except as expressly provided in this Agreement, the Parties agree that the information provided hereunder is provided without assertion that it is complete and such information and the Services provided hereunder are provided in both cases with no warranties, and Supplier and its Affiliates expressly disclaim any warranties arising as a result of this Agreement, whether express, implied or statutory.

Section 4.2 Liability of Supplier and its Affiliates. Supplier and its Affiliates undertake to perform only such duties as are expressly set forth herein and no duties shall be implied. Supplier and its Affiliates shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. Supplier’s and its Affiliates’ sole responsibility with respect to this Agreement shall be for the provision of Services in accordance with the terms of this Agreement. If the delivery or provision of Services shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such services or any part thereof, then and in any such event, Supplier and its

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Affiliates are authorized, in their sole discretion, to rely upon and comply with any such order, writ, judgment or decree which they are advised by legal counsel selected by them is binding upon them without the need for appeal or other action; and if Supplier or its Affiliates comply with any such order, writ, judgment or decree, they shall not be liable to any of the Parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE V.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 5.1 Indemnification by Supplier. Subject to the provisions of this Article V, Supplier shall indemnify and hold harmless the Recipients, and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses actually suffered or incurred by them arising out of or resulting from Supplier’s or its Affiliates’ (i) breach of this Agreement, (ii) violation of applicable law in performing the Services; (iii) bad faith, gross negligence or willful misconduct in performing the Services; or (iv) claiming benefits on a form W-8BEN-E pursuant to Section 2.1(c) of this Agreement to which Supplier was not entitled.

Section 5.2 Indemnification by Recipients. The Recipients shall indemnify and hold harmless:

(a) Subject to the provisions of this Article V, Supplier and its Affiliates, and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing for all Losses actually suffered or incurred by them arising out of or resulting from the Recipients’ (i) breach of this Agreement, (ii) violation of applicable law in respect of the Services provided hereunder; or (iii) bad faith, gross negligence or willful misconduct in respect of the Services provided hereunder; and

(b) Subject to the provisions of this Article V, Supplier and its Affiliates and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing for all Losses actually suffered or incurred by them arising out of or resulting from the Services provided in accordance with Section 1.2.

Section 5.3 Limitation on Liability. No Party shall be entitled to indemnification pursuant to this Article V to the extent that such Losses resulted from such Party’s bad faith, gross negligence, willful misconduct or failure to comply with applicable laws. Except with respect to liability arising under Section 5.2(b) or from a breach of Section 1.7 of this Agreement, such indemnification obligations shall not exceed [* * *] hereunder. Except with respect to liability arising under Section 5.2(b) of this Agreement or a breach of Section 1.7 of this Agreement, notwithstanding anything to the contrary contained in this Agreement, none of the Parties shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future profits, revenue or income, diminution in value or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, regardless of whether such damages were foreseeable.

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Section 5.4 Indemnification Procedures. The procedures set forth in Section 10.4 of the Purchase Agreement shall be deemed incorporated into, and made part of, this Agreement.

Section 5.5 Mitigation. The provisions set forth in Section 10.6 of the Purchase Agreement shall be deemed incorporated into, and made part of, this Agreement.

Section 5.6 Entire Indemnification; Waiver. The provisions in Sections 5.1 through 5.6 of this Agreement constitute the complete agreement between the Parties with respect to indemnification under this Agreement, and each Party waives its right to assert any common-law indemnification or contribution claim against the other party with respect to such subject matter.

Section 5.7 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) may not be an adequate remedy, might occur in the event that the Parties breach any provision of Section 1.7 of this Agreement. Accordingly, the Parties acknowledge and agree that, to prevent breaches or threatened breaches by the Parties of any of their respective covenants or obligations set forth in Section 1.7 of this Agreement and to enforce specifically the terms and provisions of Section 1.7 of this Agreement, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of Section 1.7 of this Agreement and to enforce specifically the terms and provisions of Section 1.7 of this Agreement, in addition to any other remedy to which they are entitled in law or in equity.

ARTICLE VI.

TERM AND TERMINATION

Section 6.1 Term. The term of this Agreement shall commence on the date hereof and unless earlier terminated pursuant to Section 6.2, shall continue in full force until the earlier of the expiration of the specified period for each of the Services set forth below or completion of the Services (the “Term”); provided, that the Term for any Service may be extended or shortened by written agreement of the Parties.

(a) The Services set forth on Schedule I shall terminate sixty (60) days after the Closing Date, provided, however, that the Recipients shall have the right to reasonably request additional information or documentation related to the Services set forth on Schedule I for an additional number of days as reasonably agreed among the Parties and Supplier shall make a good faith effort to provide such requested information or documentation.

(b) The Services set forth on Schedule II shall terminate on June 30, 2016.

(c) The term of the Services provided pursuant to Section 1.2 are set forth in Section 1.2.

Section 6.2 Termination. Notwithstanding Section 6.1, this Agreement or any of the Services provided for hereunder may be terminated at any time prior to the expiration of the Term:

(a) by mutual written consent of the Parties;

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(b) by the Recipients by giving five (5) Business Days prior written notice to the Supplier, provided, however, that Services which require cooperation of a third party or parties for cessation shall be terminated as promptly as practicable following such five (5) Business Day notice period; and

(c) by Supplier by giving thirty (30) days prior written notice to the Recipient Representative of Recipient Representative’s failure to pay material amounts not in dispute that are greater than ninety (90) days past due.

Section 6.3 Effect of Termination. Other than as required by law, upon termination of any Service pursuant to Section 6.1 or Section 6.2, Supplier will have no further obligation to provide the terminated Service (or any Service, in the case of the termination of this Agreement) and the Recipients will have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided, however, that notwithstanding such termination, (i) the Recipients shall remain liable to Supplier for fees owed and payable in respect of Services provided prior to the effective date of the termination and (ii) the provisions of Article II, Article IV, Article V, Article VI, and Article VII shall survive any such termination.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Relationship. The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the Parties and that all Services are provided by Supplier and its Affiliates as independent contractors.

Section 7.2 Entire Agreement. This Agreement (including Schedule I and Schedule II) and the Purchase Agreement (and the agreements and other documents referred to herein and therein) constitute the final agreement between the Parties with respect to the subject matter hereof, and is the complete and exclusive statement of the Parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements between the Parties with respect to the matters contained herein are superseded by this Agreement.

Section 7.3 Cooperation. Each Party will cooperate with the other Parties and provide the other Parties such information with respect to the performance of any requirement of this Agreement as may be reasonably requested.

Section 7.4 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of telegram or facsimile and shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

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(a)	If to Supplier or its Affiliates:

Alkermes Pharma Ireland Limited

Connaught House

1 Burlington Road

Dublin 4, Ireland

Attn:     Noeleen Kenny, Vice President Alliance Management

Fax No.: +(353) 1 772 8001

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn:     Mitchell S. Bloom, Esq.

             Robert E. Puopolo, Esq.

Fax No.: (617) 523-1231

and with a copy (which shall not constitute notice) to:

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2, Ireland

Attn:     Christopher P.J. McLaughlin

Fax No.: +(353) 1 616 3901

(b)	If to Recipient Representative or Recipients, to:

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Attn:     Charles Garner, Chief Financial Officer

Fax No.: (484) 395-2471

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attn:     Rachael M. Bushey, Esq.

Fax No.: (800) 860-1682

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Section 7.5 Assignment. This Agreement may not be assigned by any Party, by operation of law or otherwise, without the express written consent of the other Parties (which consent may not be unreasonably delayed, conditioned or withheld); provided, however, that any Party may assign, mortgage, charge or dispose of any of its rights or obligations under this Agreement without the prior written consent of the other Parties (i) in the event of a merger, sale or similar transaction involving all or substantially all of its assets, provided that doing so does not add any obligations to provide Services hereunder or (ii) to an Affiliate. In addition, any Party may designate an Affiliate to perform its obligations hereunder, provided that such Party shall remain fully responsible for the performance of its respective obligations hereunder.

Section 7.6 Governing Law Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether based on contract, tort or any other theory) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such State without giving effect to the choice of law principles of such State or other jurisdiction that would require or permit the application of the laws of another jurisdiction.

(b) Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process

(c) Each Party to this Agreement knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought by any of them against any other arising out of or in any way connected with this Agreement, or any other agreements executed in connection herewith or the administration thereof or any of the transactions contemplated herein or therein. No Party to this Agreement shall seek a jury trial in any Action based upon, or arising out of, this Agreement or any related instruments or the relationship between the Parties. No Party will seek to consolidate any such Action in which a jury trial has been waived with any other Action in which a jury trial cannot be or has not been waived. Each Party to this Agreement certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 7.6. No Party has in any way agreed with or represented to any other Party that the provisions of this Section 7.6 will not be fully enforced in all instances.

Section 7.7 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other

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provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.9 Amendment. The Parties may amend this Agreement only by a written agreement signed by all Parties that identifies itself as an amendment to this Agreement.

Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be executed in delivered by facsimile or other electronic transmission.

[ SIGNATURE PAGE FOLLOWS ]

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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties set forth below as of the day first above written.

ALKERMES PHARMA IRELAND LIMITED

By:	/s/
Name:
Title:

RECRO PHARMA, INC.

By:	/s/
Name:
Title:

DV TECHNOLOGY LLC

By:	/s/
Name:
Title:

ALKERMES GAINESVILLE LLC

By:	/s/
Name:
Title:

[Signature Page to Transition Services Agreement]

EXHIBIT A

Indemnification Agreement

(Attached)

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INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of April 10, 2015 by and between Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), and [* * *] (“Indemnitee”).

RECITALS

WHEREAS, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), the Company, DV Technology LLC, a Delaware limited liability company, and Alkermes Gainesville LLC, a Massachusetts limited liability company, have entered into a transition services agreement as of the date hereof (the “Transition Services Agreement”);

WHEREAS, on behalf of APIL, Indemnitee shall provide certain services to the Company as set forth in Sections 1.2(a), 1.2(b), and 1.2(c) of the Transition Services Agreement (the “Services”); and

WHEREAS, in order to induce Indemnitee to provide the Services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Not a Contract for Employment.

(a) Nothing in this Agreement will be interpreted as a contract for Indemnitee’s employment. All services provided by Indemnitee to the Company shall be performed subject to the terms of Indemnitee’s employment with APIL.

(b) This Agreement shall continue in full force and effect after Indemnitee has ceased to provide the Services.

Section 2. Definitions.

As used in this Agreement:

(a) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, other than such persons (of affiliates of such persons) that currently hold in excess of twenty-five percent (25%) of the

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total voting power represented by the Company’s outstanding Voting Shares on the date hereof, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b) “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

(c) “Enterprise” shall mean any domestic or foreign, for-profit or not-for-profit, corporation (other than the Company), partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving as a Representative at the request of the Company.

(d) “Expenses” shall include all reasonable and documented attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of contract law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to

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matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above.

(f) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was providing the Services or by reason of any action taken by Indemnitee or of any action taken on his part while providing the Services or while serving at the request of the Company as a Representative of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 13(e) of this Agreement.

(g) “Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, as such, is an agent of a corporation.

(h) “Services” shall have the meaning set forth in the recitals.

(i) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that the Company has no obligation to indemnify the Indemnitee for amounts paid in settlement without the Company’s prior written consent.

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Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Company is located or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or other court deems proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of providing the Services, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Intentionally Omitted.

Section 8. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a) to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

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(b) to make any indemnity or advancement that is prohibited by applicable law;

(c) to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees.

Section 9. Advances of Expenses. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to Section 13(e) of this Agreement.

Section 10. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 10(a), or (ii) by the Company if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of

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Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event that Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 11(a), the Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 10(a) and 11(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Company or of Independent Counsel to have made a determination

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prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) The knowledge and/or actions, or failure to act, of any Representative of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by

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reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any liability insurance policies maintained by the Company for coverage of its Representatives, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in the course of providing the Services prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, Indemnitee shall be covered by any such policy or policies that applies to a Representative of the same position as Indemnitee in accordance with its or their terms to the maximum extent of the

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coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has liability insurance in effect covering its Representatives, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a Representative of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) three (3) years after the date that Indemnitee shall have ceased to provide the Services or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation division or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to provide the Services, and the Company acknowledges that Indemnitee is relying upon this Agreement in providing such services to the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

Section 18. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, except to the extent that the Company is materially prejudiced by such failure.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Attention: Gerri Henwood

or to any other address as may have been furnished to Indemnitee by the Company.

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Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its Representatives) and Indemnitee in connection with such event(s) and/or transactions.

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court of competent jurisdiction in the State of Delaware (a “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

RECRO PHARMA, INC.

By:
Name:
Title:

INDEMNITEE

[* * *]

Current Indemnitee Address

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SCHEDULE I

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	Transfer of emails and other electronic data (including electronic documents and employee data) related primarily to the Business to the extent not fully transferred to Recipients at Closing.	Rutter, Inc. and [* * *]	[* * *]

2.	Transfer of any hard copy records related primarily to the Business to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

3.	Transfer of the existing safety database for Verelan/Verapamil (Argus database) to Recipients or their nominated third party provider, to the extent not fully transferred to Recipients at Closing, and support Recipient’s pharmacovigilance and adverse event reporting obligations with respect to Verelan/Verapamil, until June 30, 2015 at the latest. The Parties shall develop a plan by May 15, 2015 for the transport on or before May 28, 2015. Such plan shall be mutually agreed upon by the parties.	[* * *]	[* * *]

4.	Transfer of ownership for any applications/INDs currently owned by Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) (e.g. DMF, IND, NDA’s, etc.) that relate solely to the Products to the extent not fully transferred to Recipients at Closing, provided that Supplier and Recipient shall collaborate with respect to the letters/correspondence to be provided to Governmental Entities regarding transfer of regulatory responsibilities before such applications/INDs are transferred.	[* * *]	[* * *]

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#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

5.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to IP/patent litigation and employee litigation, provided that Supplier shall provide any necessary consents or letters reasonably requested by the Recipient Representative’s legal counsel to transfer such information relating to such litigation, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

6.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to R&D related primarily to the Products, manufacturing and facilities, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

7.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to Clinical Trial Masterfiles and case report forms and nonclinical data relating to the Products, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

8.	Assistance with the support and transfer to Recipients of (i) business relationships, (ii) audit, tax, accounting, financial, insurance, claims handling and treasury functions, (iii) employee files, benefits and recruiting transition support and (iv) ongoing regulatory activities (CMC, documentation, facilities), in each case of (i) through (iv) primarily related to the Business, to the extent not fully transferred to Recipients at Closing, provided that Supplier will collaborate with Recipient to transfer such items as soon as reasonably practicable after Closing.	[* * *]	[* * *]

9.	Assistance to Alkermes Gainesville employees who hold stock or stock options in Alkermes plc from Supplier and its Subsidiaries’ captive broker in exercising options, determining tax basis of equity grants, retrieving tax/transaction reports, and transferring shares to their personal accounts.	[* * *]	N/A

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#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

10.	Transfer of flat files, data, and/or an alternate solution (where appropriate) from the items listed on Part I(b) of Schedule II.	[* * *]	[* * *]

11.	Promptly following the Closing, file documentation with relevant patent authorities to effect recordal of transfer of patents, patent applications and trademark registrations in the name of DV Technology LLC from the current owner of record; provided, that if the Closing occurs before 10:00 a.m., prevailing Eastern time, on the Closing Date, such documentation shall be filed with the United States Patent and Trademark Office on the Closing Date.	[* * *]	[* * *]

12.	Services with respect to SOX controls for Alkermes Gainesville (i.e., documentation that identifies key processes and key controls within those processes).	[* * *]	[* * *]

13.	[* * *]	[* * *]	[* * *]

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SCHEDULE II

Transition Services

Part I(a): IT Services

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	SAP Services (including maintenance; GL account creation, cost center creation, reporting hierarchies)	[* * *]	[* * *]

2.	Maximo (Plant Maintenance)	[* * *]	[* * *]

3.	ComplianceWire Learning Management System	[* * *]	[* * *]

4.	LIMS (Thermo Scientific Laboratory Information Management System)	[* * *]	[* * *]

5.	SDMS/ELN (Waters)	[* * *]	[* * *]

6.	SLIM (H&A Scientific Stability Laboratory Information System)	[* * *]	[* * *]

7.	Veeva Vault (QA Doc Mgt) - As a result of the Closing of the Purchase Agreement, Supplier has agreed to provide Alkermes Gainesville with direct access, through Supplier’s controlled document system (Veeva Vault), to those documents required to continue operating the Alkermes Gainesville Facility (located at 1300 Gould Drive, Gainesville, GA 30504) under cGMPs. Such access will be in effect until Recipients have completed setup of their own self-sustained controlled document system. Affiliates of Alkermes Gainesville will not have access to Supplier’s Veeva Vault.	[* * *]	[* * *]

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#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

8.	Octagon and SafeBio Pharma (Regulatory Submissions and eSignature)	[* * *]	[* * *]

9.	External Collaboration (SharePoint, Extranets)	[* * *]	[* * *]

10.	Intranet Support Services	[* * *]	[* * *]

11.	E-mail (SmartPhone, Tablet, Exchange, External gateways, Mobile Device Management, Spam Filtering, PGP)	[* * *]	[* * *]

12.	IT Help Desk Application (ServiceNow)	[* * *]	[* * *]

13.	Data separation / parsing for each application above	[* * *]	[* * *]

14.	Modifications to existing system configuration, reports and interfaces to support application and source data changes	[* * *]	[* * *]

15.	Development of new reports and interfaces necessary to support Alkermes Gainesville	[* * *]	[* * *]

16.	End-user Computing Infrastructure (Internet, SEP/PGP Wireless, Remote PC Desktop Control, Self-Service P/W Management, PC Helps/Vitalyst desktop support)	[* * *]	[* * *]

17.	Wide Area Network	[* * *]	[* * *]

18.	Active Directory Domain Services Support	[* * *]	[* * *]

19.	Network Infrastructure Services and Support (Backup/Replication, Monitoring, Anti-virus, VMware, Web Filtering, Firewalls, etc.)	[* * *]	[* * *]

20.	Remote Access System Support / VPN	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

21.	IT Contracts Management and Support	[* * *]	[* * *]

22.	IT Security Services and Support	[* * *]	[* * *]

23.	NextDocs (Change Control)	[* * *]	[* * *]

Part I(b): Excluded IT Services

Supplier and Recipient Representative have agreement that the items listed below on this Part I(b) of Schedule II shall not be transferred to the Recipients and shall not be included in the definition of “Services.”

•	Oracle eBusiness Suite HRIS Services

•	Oracle Fusion (Employee Performance and Comp Planning)

•	Concur Travel & Expense System

•	ADP Payroll/ADP ConnectTaleo (HR Recruiting and Applicant Tracking)

•	Okta (Single-Signon)

•	Third-Party Personnel Benefit Providers

•	Backup Support Services (NetBackup, Data Domain)

•	IT Quality Management Services and Support

•	IT Management System (ITMS) Framework, Audit and Control Testing Support

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Part II: Other

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	Support with respect to ongoing prosecution of the patent applications owned by the Company	[* * *]	[* * *]

Exhibit 31.1

CERTIFICATION

I, Gerri A. Henwood, certify that:

1.	I have reviewed this Quarterly Report of Recro Pharma, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 12, 2015

/s/ Gerri A. Henwood
Gerri A. Henwood
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Charles Garner, certify that:

1.	I have reviewed this Quarterly Report of Recro Pharma, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 12, 2015

/s/ Charles Garner
Charles Garner
Chief Financial Officer
(Principal Financial Officer)

Exhibit 31.3

CERTIFICATION

I, Donna Nichols, certify that:

1.	I have reviewed this Quarterly Report of Recro Pharma, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 12, 2015

/s/ Donna Nichols
Donna Nichols
Vice President, Corporate Controller
(Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Recro Pharma, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2015

/s/ Gerri A. Henwood
Gerri A. Henwood
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Charles Garner
Charles Garner
Chief Financial Officer
(Principal Financial Officer)

/s/ Donna Nichols
Donna Nichols
Vice President, Corporate Controller
(Principal Accounting Officer)